Exhibit 10.1

EXECUTION VERSION

$147,500,000

CREDIT AGREEMENT

Dated as of June 28, 2012

Among

INTOWN HOSPITALITY CORP. ,

 as Borrower

KIMCO REALTY CORPORATION,

as Guarantor

THE LENDERS

from time to time party hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

_______________

J.P. MORGAN SECURITIES LLC,

as Sole Bookrunner and Lead Arranger

SECTION 6.6	Inspection of Property; Books and Records; Discussions	32
SECTION 6.7	Notices	32
SECTION 6.8	Environmental Laws	33
ARTICLE VII	AFFIRMATIVE COVENANTS OF BORROWER	32
SECTION 7.1	Certificates; Other Information	34
SECTION 7.2	Payment of Obligations	34
SECTION 7.3	Maintenance of Existence, etc	34
SECTION 7.4	Maintenance of Property; Insurance	34
SECTION 7.5	Inspection of Property; Books and Records; Discussions	34
SECTION 7.6	Notices	35
SECTION 7.7	Environmental Laws	35
SECTION 7.8	Compliance with Laws	35
ARTICLE VIII	NEGATIVE COVENANTS OF KIMCO	36
SECTION 8.1	Financial Covenants	36
ARTICLE IX	NEGATIVE COVENANTS OF BORROWER	36
SECTION 9.1	Limitation on Transactions with Affiliates	37
SECTION 9.2	Limitation on Changes in Fiscal Year	37
SECTION 9.3	Limitation on Lines of Business; Issuance of Commercial Paper; Creation of Subsidiaries; Negative Pledges; Swap Agreements	37
SECTION 9.4	Limitation on Indebtedness	37
SECTION 9.5	Limitation on Liens	37
SECTION 9.6	Plans	38
SECTION 9.7	Margin Stock, Use of Facility	38
SECTION 9.8	Ownership of Property	38
SECTION 9.9	Limitation on Certain Fundamental Changes	38
SECTION 9.10	Limitation on Restricted Payments	38
ARTICLE X	EVENTS OF DEFAULT	38
ARTICLE XI	THE AGENT	40
SECTION 11.1	The Agent	40
SECTION 11.2	Indemnification	42
ARTICLE XII	MISCELLANEOUS	42
SECTION 12.1	Amendments and Waivers	42
SECTION 12.2	Notices	43
SECTION 12.3	No Waiver; Cumulative Remedies	44
SECTION 12.4	Survival of Representations and Warranties	44
SECTION 12.5	Payment of Expenses and Taxes	44
SECTION 12.6	Successors and Assigns	45
SECTION 12.7	Disclosure	47
SECTION 12.8	[Reserved]	47
SECTION 12.9	[Reserved]	47
SECTION 12.10	Kimco Guarantee	47
SECTION 12.11	Reserved	49
SECTION 12.12	Adjustments; Set-off	49
SECTION 12.13	Counterparts	49
SECTION 12.14	Severability	50
SECTION 12.15	Integration	50
SECTION 12.16	GOVERNING LAW	50
SECTION 12.17	Submission to Jurisdiction; Waivers	50
SECTION 12.18	Acknowledgments	50
SECTION 12.19	WAIVERS OF JURY TRIAL	51
SECTION 12.20	Confidentiality	51
SECTION 12.21	USA Patriot Act	51

EXHIBITS:

Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	Form of Note
Exhibit C-1	--	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-2	--	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-3	--	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-4	--	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D	--	Form of Compliance Certificate

SCHEDULES:
Schedule 1.1A	--	Lenders and Applicable Percentages Immediately After Giving Effect to Effective Date
Schedule 1.1B	--	Scheduled Properties
Schedule 3.11	--	Condemnation and Eminent Domain Proceedings
Schedule 4.1	--	Certain Financial Disclosure
Schedule 9.4	--	Existing Indebtedness

CREDIT AGREEMENT, dated as of June 28, 2012, among InTown Hospitality Corp., a Maryland corporation (the "Borrower"), KIMCO REALTY CORPORATION, a Maryland corporation ("Kimco"), the financial institutions party hereto from time to time (collectively, the "Lenders"), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

WHEREAS, the Borrower, Kimco, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, are parties to the Credit Agreement dated as of June 28, 2007 (as amended, restated, supplemented or otherwise modified, the "Existing Credit Agreement"); and

WHEREAS, the parties hereto desire to refinance the Existing Credit Agreement on the terms and conditions set forth herein;

NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1

Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

"ABR": for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, and (c) the Eurocurrency Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City, each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

"ABR Loans": Loans, the rate of interest applicable to which is based upon the ABR.

"Additional Assignee Defaults": a default on the part of the Permitted Third Party Purchaser (or with which it is charged) pursuant to contractual provisions entered into by Kimco and the Permitted Third Party Purchaser as to which contractual provisions the Administrative Agent has received notice (containing a copy of such provisions) in writing as required under Section 2.15(a)(v), or, if agreed to after the effective date of the Permitted Third Party Purchase, promptly (and in no event later than five (5) Business Days) after the effective date thereof.

"Adjusted Net Income": for any period, as to Kimco and the Consolidated Entities, Consolidated Net Income; provided that there shall be excluded the income (or deficit) of any Person other than Kimco accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Kimco or any of its Subsidiaries.

"Administrative Agent": as defined in the introductory paragraph hereof.

"Administrative Agent Affiliate": as defined in Section 11.1(b).

"Administrative Questionnaire": as defined in Section 12.6.

"Affiliate": as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

"Agreement": this Credit Agreement.

"Applicable Margin": (i) with respect to each ABR Loan, 0.00 basis points (0%), and (ii) with respect to each Eurocurrency Loan, (a) if Kimco's credit rating is greater than or equal to A- (or the equivalent thereof) from S&P and A3 (or the equivalent thereof) from Moody's, 105.0 basis points (1.050%), (b) if Kimco's credit rating is BBB+ (or the equivalent thereof) from S&P and Baa1 (or the equivalent thereof) from Moody's, 115.0 basis points (1.150%), (c) if Kimco's credit rating is BBB (or the equivalent thereof) from S&P and Baa2 (or the equivalent thereof) from Moody's, 135.0 basis points (1.350%), (d) if Kimco's credit rating is BBB- (or the equivalent thereof) from S&P and Baa3 (or the equivalent thereof) from Moody's, 170.0 basis points (1.700%), and (e) if Kimco's credit rating is less than BBB- (or the equivalent thereof) from S&P and Baa3 (or the equivalent thereof) from Moody's, 215.0 basis points (2.150%) (it being understood and agreed that in the event of a split rating between Moody's and S&P, the higher rating will apply for purposes of this clause (ii)).

"Applicable Percentage": as to any Lender at any time, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Commitment) of such Lender and the denominator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Commitments) of all Lenders.

"Applicable Properties": as defined in Section 3.10.

"Approved Fund": as defined in Section 12.6.

"Assignment and Assumption": as defined in Section 12.6.

"Bankruptcy Event": with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

"Board": the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

"Borrower": as defined in the introductory paragraph hereof, subject to Section 2.15(b).

"Borrowing": Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in dollar deposits in the London interbank market.

"Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

"Cash Equivalents": (i) securities denominated in Dollars or any other currency of any Qualified Jurisdiction (any of the foregoing, "Currency"), in any event issued or directly and fully guaranteed or insured by the United States Government or any other Qualified Jurisdiction, as applicable, or any agency or instrumentality of any of them, having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit denominated in Currency having maturities of not more than one year from the date of acquisition of any Lender or of any domestic commercial bank the senior long-term unsecured debt of which is rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and having capital and surplus in excess of $500,000,000 (or the equivalent in the applicable Currency), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper denominated in Currency rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the date of acquisition and (v) investments in money market funds that have assets in excess of $2,000,000,000 (or the equivalent in the applicable Currency), are managed by recognized and responsible institutions and invest all of their assets in any one or more of (x) obligations of the types referred to in clauses (i), (ii), (iii) and (iv) above and (y) commercial paper denominated in Currency having at least the rating described in clause (iv) above and maturing within 270 days after the date of acquisition.

"Change in Law": the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.9(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any central bank or other Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case referred to in clause (i) or (ii) be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Code": the Internal Revenue Code of 1986, as amended from time to time.

"Commitment": as to any Lender, the obligation to make Loans hereunder on the Effective Date in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A as such amount may be changed from time to time in accordance with the provisions of this Agreement.  The initial aggregate amount of the Lenders' Commitments is $147,500,000.

"Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with Kimco within the meaning of Section 4001 of ERISA or is part of a group which includes Kimco and which is treated as a single employer under Section 414 of the Code.

"Consolidated Entities": as of any date of determination, any entities whose financial results are consolidated with those of Kimco in accordance with GAAP.

"Consolidated Net Income": for any period, net income (or loss) of Kimco and the Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP.

"Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

"Currency": as defined in the definition of the term "Cash Equivalents", provided that dollars shall not be treated as a Currency.

"Default": any of the events specified in Article X, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"Defaulting Lender": any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or (ii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular facts or circumstances giving rise to such failure to satisfy a condition precedent) has not been satisfied, (b) has notified the Borrower or any Lender Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent of such certification in form and substance reasonably satisfactory to the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

"Dollar Equivalent": on any date of determination, for purposes of the determination of Unrestricted Cash and Cash Equivalents, with respect to any amount in any Currency, the equivalent in dollars of such amount, determined by using the Exchange Rate with respect to such Currency.

"Dollars", "dollars" and "$":  lawful currency of the United States of America.

"EBITDA": for any Person, the consolidated net income of such Person and its Subsidiaries before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt.

"Effective Date": the date on which the conditions set forth in Section 5.1 shall be satisfied (or waived in accordance with Section 12.1).

"Entity": as of any date of determination, any Consolidated Entity or Unconsolidated Entity.

"Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to Kimco, any Entity or any of their respective assets or properties.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Eurocurrency Loans": Loans, the rate of interest applicable to which is based upon the Eurocurrency Rate.

"Eurocurrency Rate": with respect to any Eurocurrency Loan for any Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided that, in the event that such rate is not available at such time for any reason, then the "Eurocurrency Rate" with respect to such Eurocurrency Loan for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the arithmetic average of the rates at which dollar deposits of  $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

"Eurocurrency Tranche": the collective reference to Eurocurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date.

"Event of Default": any of the events specified in Article X, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"Exchange Rate": on any day, with respect to any Currency, (i) if the Existing Revolving Credit Facility is in effect and JPMCB is serving as the administrative agent thereunder, the "Exchange Rate" as defined in the Existing Revolving Credit Agreement then in effect for purposes of determining under the Existing Revolving Credit Facility the "Unrestricted Cash and Cash Equivalents" as defined in the Existing Revolving Credit Agreement, or, if the preceding clause (i) is inapplicable, (ii) the rate at which such Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Currency.  For purposes of clause (ii) of the preceding sentence, in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon in writing by the Administrative Agent and Kimco, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its Currency exchange operations in respect of such Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with Kimco, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes”: with respect to any payment made by any Loan Party under this Agreement or the other Loan Documents, any of the following Taxes imposed on or with respect to a Recipient, (a) income or franchise Taxes (i) imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) withholding Taxes resulting from any law in effect on the date such Recipient becomes a party to this Agreement (or designates a new lending office) except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.10(a); (d) any Tax that is imposed as a result of a Recipient's failure to comply with Section 2.10(d), and (e) any Taxes imposed under FATCA, including as a result of such Recipient's failure to comply with Section 2.10(d)(iii).

"Existing Credit Agreement": as defined in the recitals hereof.

"Existing Revolving Credit Agreement": the Credit Agreement dated as of October 27, 2011 among Kimco, the several banks, financial institutions and other entities from time to time parties thereto, the Issuing Lenders party thereto, and JPMCB, as administrative agent for the lenders thereunder, as modified, supplemented, amended or waived from time to time.

"Existing Revolving Credit Facility": the revolving credit facility established and in effect pursuant to the Existing Revolving Credit Agreement.

"Exposure": as to any Lender at any time, the outstanding aggregate amount of such Lender's Loans at such time.

"Extension Conditions":   (a) no Default or Event of Default shall have occurred and be continuing on the date of such notice or as of the applicable extension date; (b) the Borrower shall have delivered to the Administrative Agent a written certification that clause (a) is satisfied; (c) written confirmation delivered by Kimco to the Administrative Agent, pursuant to which Kimco ratifies and confirms its obligations under the Kimco Guarantee and that its guarantee thereunder continues to remain in full force and effect in respect of the obligations guaranteed thereunder; and (d) on or prior to the applicable extension date, the Borrower shall have paid to the Administrative Agent, for the ratable account of the Lenders, a nonrefundable extension fee in an amount equal to 0.05% of the aggregate amount of the Loans outstanding at the time of the applicable extension date. For purposes hereof, the term "applicable extension date" shall mean the Original Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Third Extended Maturity Date, the Fourth Extended Maturity Date or the Fifth Extended Maturity Date, as applicable.

"FATCA": Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended and successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

"Federal Funds Effective Rate": as defined in the definition of the term "ABR".

"Fee Letter": Fee Letter, dated May 31, 2012, to which Kimco, Borrower, JPMCB, and J.P. Morgan are parties.

"Fifth Extended Maturity Date": as defined in Section 2.14.

"Final Date": as defined in Section 2.9(d).

"Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

"First Extended Maturity Date": as defined in Section 2.14.

"Fourth Extended Maturity Date": as defined in Section 2.14.

"GAAP": generally accepted accounting principles in the United States of America.

"Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Gross Asset Value": as of any relevant date, an amount equal to (I) the sum, without duplication, of (a) Total Adjusted EBITDA, calculated with respect to the most recent Test Period ended on or before such date annualized and capitalized at 7.50%, plus (b) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of such date, plus (c) the sum of the following items of Kimco and the Consolidated Entities: (i) land and development projects as of such date valued at the lower of "cost" or book value, and (ii) mezzanine and mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date, plus (d) Kimco's investments in and advances to the Unconsolidated Entities valued at the lower of cost or market as reflected in the consolidated financial statements of Kimco as of such date, plus (e) 100% of the bona fide purchase price of Properties acquired within 24 months prior to such date, minus (II) as applicable, (a) the amount, if any, excluded from the amount of Total Indebtedness for purposes of calculating the ratio of Total Indebtedness to Gross Asset Value as set forth in the proviso of Section 8.1(a), or (b) the amount, if any, excluded from the amount of Total Priority Indebtedness for purposes calculating the ratio of Total Priority Indebtedness to Gross Asset Value as set forth in the proviso of Section 8.1(b); provided that (1) the items described in clause (I)(d) shall not be taken into account to the extent that the amount thereof exceeds 30% of Gross Asset Value, (2) the items described in clauses (I)(c) and (I)(d) (other than mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date) shall not be taken into account to the extent that the amounts thereof exceed, in the aggregate, 40% of Gross Asset Value, and (3) not more than 30% in the aggregate of items comprising Gross Asset Value shall be attributable to assets located outside of the United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico.

"Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided that in all events (and regardless of the existence of a stated liability amount), the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith.

"Guarantor": Kimco.

"Hazardous Materials": all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person, (g) all reimbursement obligations for letters of credit and other contingent liabilities,  (h) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (i) the net obligations (contingent or otherwise) of such Person at such date under interest rate hedging agreements.

"Indemnified Taxes": Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under this Agreement and the other Loan Documents.

"Ineligible Assignee": as defined in Section 12.6(b).

"Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

"Intellectual Property": as defined in Section 3.3.

"Interest Payment Date": (a) as to any ABR Loan, the last day of each calendar month to occur while such ABR Loan is outstanding and the Termination Date, and (b) as to any Eurocurrency Loan, the last day of the Interest Period with respect thereto and, in the case of a Eurocurrency Loan with an Interest Period of more than three (3) months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months' duration after the first day of such Interest Period.

"Interest Period": with respect to any Eurocurrency Loan:

(i)

initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii)

thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(1)

if any Interest Period pertaining to a Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)

any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(3)

in no event shall any Interest Period end on a day subsequent to the Termination Date.

"Investment Entity": as to any Person, a corporation, limited liability company, partnership or other entity in which Kimco has a direct or indirect interest, but which is not a Subsidiary.

"IRS": the United States Internal Revenue Service.

"JPMCB": JPMorgan Chase Bank, N.A.

"J.P. Morgan": J.P. Morgan Securities LLC.

"Kimco": as defined in the introductory paragraph hereof.

"Kimco Guarantee": the guarantee by Kimco arising under Section 12.10 hereof.

"Lender Party": each of Administrative Agent and the Lenders and their respective successors and assigns.

"Lenders": as defined in the introductory paragraph hereof.

"Lien": any mortgage, pledge, hypothecation, assignment (including any collateral assignment but excluding any assignment of an asset made in lieu of a sale thereof where the assignor is paid the fair market value of such asset by the assignee and the assignee assumes all of the rights and obligations attributable to ownership of such asset), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

"Loan": each loan made by a Lender on the Effective Date as the same may be continued or converted pursuant to this Agreement (whether a Eurocurrency Loan or an ABR Loan).

"Loan Documents": this Agreement, the Notes, the Fee Letter, and any instrument or agreement waiving, amending, or supplementing any Loan Document.

"Loan Parties":  the Borrower and Kimco.

"Loan Purchase Notice": as defined in Section 2.16.

"Loan Purchase Option": as defined in Section 2.16.

"Major Acquisitions": with respect to any applicable period, one or more acquisitions by Kimco or one of its Subsidiaries during such period of the Capital Stock and/or assets of another Person that (a) are otherwise permitted by the Existing Revolving Credit Agreement and (b) involve the payment by Kimco or such Subsidiary of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 in the aggregate for all such acquisitions during such period.

"Majority Lenders": at any time (i) prior to the termination of the Commitments, Lenders holding more than 50% of the total Commitments, and (ii) thereafter, Lenders holding more than 50% of the aggregate principal amount of Loans outstanding at such time; provided that, prior to Kimco’s exercise of the Loan Purchase Option and the payment by Kimco of the full purchase price to the Administrative Agent (for the ratable benefit of the Lenders) in respect of the Purchased Interests in accordance with Section 2.16, for the purpose of determining the Majority Lenders needed for any waiver, amendment, modification or consent with respect to clause (m) of Article X, any Lender that is Kimco, the Borrower or any Affiliate of the Borrower shall be disregarded.

"Material Adverse Effect": a material adverse effect on (a) the business, operations, property or financial condition of Kimco and its Subsidiaries taken as a whole, (b) the ability of Kimco to perform its obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any of the other material Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

"Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

"Maturity Date": (a) the date that is six months after the date of this Agreement or (b) if the term of this Agreement is extended pursuant to Section 2.14, the First Extended Maturity Date, the Second Extended Maturity Date, the Third Extended Maturity Date, the Fourth Extended Maturity Date, the Fifth Extended Maturity Date or the Sixth Extended Maturity Date, as applicable; provided that references hereunder to the Maturity Date shall be to the Maturity Date specified in clause (a) unless and until extended in accordance with said Section 2.14.

"Moody's": Moody's Investors Service, Inc.

"Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Net Cash Proceeds": with respect to any Scheduled Property Prepayment Event, (a) the cash proceeds received by or for the account of the Borrower or any Subsidiary thereof, in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including as a result of any monetization of non-cash proceeds), but only as and when received, (ii) in the case of a casualty constituting a Scheduled Property Prepayment Event, insurance proceeds received, and (iii) in the case of a condemnation or similar event constituting a Scheduled Property Prepayment Event, condemnation awards and similar payments received, net of (b) the sum of (A) all reasonable fees, discounts, premiums, commissions or other out-of-pocket expenses of the Borrower or the applicable Subsidiary thereof (including any legal, title or recording tax expenses and similar holdbacks or deductions customarily deducted in the determination of net cash proceeds) paid or payable (if reserved for such purpose) to third parties in connection with such Scheduled Property Prepayment Event, (B) in the case of a disposition of any Scheduled Property, the amount of all Indebtedness of the Borrower or the applicable Subsidiary thereof related to such Scheduled Property (whether or not secured by such Scheduled Property or by any interest therein) required to be paid in connection with such disposition by the Borrower or the applicable Subsidiary thereof, together with any premiums, fees, or other expenses incurred in connection therewith, (C) in the case of a financing or refinancing of any Indebtedness secured by a Scheduled Property or by any interest therein, the amount of all existing Indebtedness of the Borrower, the Guarantor, or any Subsidiary of any thereof secured by such Scheduled Property or by any interest therein that is paid in connection with such financing or refinancing, together with any premiums, fees, or other expenses incurred in connection therewith, (D) any amount paid or payable to the holder of any direct or indirect minority interest in such Scheduled Property (which shall be set forth on Schedule 1.1B, in the case of minority interests existing on the Effective Date), (E) the amount of all taxes paid (or reasonably estimated to be payable) as a result of such Scheduled Property Prepayment Event, and (F) any amounts taken as a reserve by the Borrower or the applicable Subsidiary thereof in accordance with GAAP against any liabilities associated with the Scheduled Property (or interest therein) disposed of in such transaction and retained by the Borrower or the applicable Subsidiary thereof after such disposition, including pension, employee benefit, environmental or against contractual indemnification obligations.

"Non-Recourse Indebtedness": Indebtedness the documentation with respect to which expressly provides that (a) the lender(s) thereunder (and any agent for such lender(s)) may not seek a money judgment against the Person issuing such Indebtedness or (b) recourse for payment in respect of such Indebtedness is limited to those assets or Capital Stock of the Person issuing such Indebtedness which secure such Indebtedness (except in the case of customary indemnities or customary potential recourse carve-outs contained in such documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement); provided that, notwithstanding the foregoing, any Indebtedness which would otherwise constitute Recourse Indebtedness (or which would not constitute Non-Recourse Indebtedness hereunder), shall be included as Non-Recourse Indebtedness for all purposes hereunder if and to the extent such Indebtedness is not recourse (either contractually or by operation of law) to Kimco (except in the case of customary indemnities or customary potential recourse carve-outs contained in the applicable documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

"Non-U.S.  Lender": a Lender that is not a U.S. Person.

"Note": as defined in Section 2.1(b).

"Obligated Property Owner": as defined in the definition of the term "Unencumbered Properties".

"Obligations": all payment obligations of every nature of the Borrower from time to time owing to any Lender or the Administrative Agent, under or in connection with this Agreement or any other Loan Document, in each case whether primary, secondary, direct, indirect, contingent, fixed or otherwise, including interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

"Original Maturity Date": as defined in Section 2.14.

"Other Connection Taxes": with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or the other Loan Documents).

"Other Taxes": any present or future stamp, court, documentary, intangible, recording, filing, or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Documents, except any such Taxes that are Excluded Taxes imposed with respect to an assignment (other than an assignment under Section 2.13).

"Ownership Percentage": (i) in respect of a Wholly Owned Subsidiary, 100%, and (ii) in respect of (A) any other Consolidated Entity (other than a Wholly Owned Subsidiary) or (B) an Unconsolidated Entity, Kimco's direct and indirect percentage interest in such entity determined in accordance with GAAP.

"Participant": as defined in Section 12.6(c).

"Participant Register": as defined in Section 12.6(c).

"Patriot Act": as defined in Section 12.21.

"PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

"Permitted Encumbrances": (a) Liens imposed by law for taxes (x) that are not yet due and delinquent, or (y) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Person responsible for such taxes is Kimco or a Wholly Owned Subsidiary and such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Person responsible for the charges so secured is Kimco or a Wholly Owned Subsidiary and such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Kimco or of any Wholly Owned Subsidiary that has any direct or indirect interest in any Unencumbered Property; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

"Permitted Liens": (a) Liens imposed by law for taxes (x) that are not yet due and delinquent, or (y) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Person responsible for such taxes has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a material adverse effect on Borrower, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Person responsible for the charges so secured has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a material adverse effect on Borrower, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Borrower; provided that the term "Permitted Liens" shall not include any Lien securing Indebtedness.

"Permitted Mezzanine Indebtedness": as defined in Section 9.4.

"Permitted Release": as defined in Section 2.15(a).

"Permitted Third Party Asset Purchase": as defined in Section 2.15(a).

"Permitted Third Party Equity Purchase": as defined in Section 2.15(a).

"Permitted Third Party Purchase": as defined in Section 2.15(a).

"Permitted Third Party Purchase Notice": as defined in Section 2.15(a).

"Permitted Third Party Purchaser": as defined in Section 2.15(a).

"Person": an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

"Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Kimco, the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Prime Rate": as defined in the definition of the term "ABR".

"Property": real property owned by Kimco or any of the Entities, or in which Kimco or any of the Entities has a leasehold interest.

"Property Gross Revenues": with respect to any Property, for any period, all gross income, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of the Person owning such Property, in each instance during such period, in connection with the ownership, operation, leasing and occupancy of such Property, including the following: (a) amounts received under leases, including base rent, escalation, overage, additional, participation, percentage and similar rentals, late charges and interest payments and amounts received on account of maintenance or service charges, real estate taxes, assessments, utilities, air conditioning and heating, insurance premiums and other administrative, management, operating, leasing and maintenance expenses for such property, but excluding until earned security deposits, prepaid rents and other refundable receipts, (b) rents and receipts from licenses, concessions, vending machines and similar items, (c) parking fees and rentals, (d) other fees, charges or payments not denominated as rental of office, retail, storage, parking or other space in such Property, and (e) payments received as consideration, in whole or in part, for the cancellation, modification, extension or renewal of leases; but in any event excluding the proceeds of any financing or asset sales in respect of all or any portion of such Property.

"Property NOI": with respect to any Property, for any period, an amount equal to the excess, if any, of (a) Property Gross Revenues in respect of such Property for such period over (b) Property Operating Expenses in respect of such Property for such period.

"Property Operating Expenses": with respect to any Property, for any period, the sum of all expenses incurred during such period with respect to the ownership, operation, leasing and occupancy of such Property, including the following: (a) real estate taxes; (b) special assessments or similar charges paid during such period; (c) personal property taxes; (d) costs of utilities, air conditioning and heating; (e) maintenance and repair costs of a non-capital nature; (f) operating expenses and fees; (g) wages and salaries of on-site employees engaged in the operation and management of such Property, including employer's social security taxes and other taxes, insurance benefits and the like, levied on or with respect to such wages or salaries; (h) premiums payable for insurance carried on or with respect to such Property; (i) advertising and promotion costs; (j) rental expense; and (k) in the case of any Property owned or operated by an Investment Entity, any obligation of Kimco or any of its Subsidiaries (contingent or otherwise) to contribute funds to such Investment Entity. The following shall be excluded from Property Operating Expenses: (1) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income, (2) depreciation, amortization and any other non-cash deduction for income tax purposes, (3) interest expenses of the Person owning such Property, (4) property management fees payable to Kimco or its Affiliates, and (5) any expenditures made for capital improvements and the cost of leasing commissions.

"Purchased Interests": as defined in Section 2.16.

"Qualified Jurisdiction": at any time of determination, any jurisdiction in which Kimco or any of its Subsidiaries is doing business at such time the government of which jurisdiction is internationally recognized at such time, including by the United States Government.

"Recipient": as applicable, (a) the Administrative Agent and (b) any Lender.

"Recourse Indebtedness": any Indebtedness of any Person, (A) to the extent that Kimco is liable for direct claims for payment of such debt, or (B) to the extent that the payment of such debt is guaranteed by Kimco or that Kimco otherwise stands as a surety or accommodation party for such debt (provided that the amount of any such obligation shall be deemed, for the purpose of this definition, to be Kimco’s maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith), or (C) as to which a Lien securing such debt has been placed against any assets of Kimco (excluding from this clause (C) Non-Recourse Indebtedness of Kimco).  (Any such Indebtedness shall not be treated as Recourse Indebtedness solely because of customary potential recourse carveouts contained in documentation, provided that if a claim is made in connection with such potential recourse carve-outs, such claim shall constitute Recourse Indebtedness for the purposes of this Agreement).

"Register": as defined in Section 12.6(b)(iv).

"Regulation U": Regulation U of the Board as in effect from time to time.

"Related Parties": as defined in Section 11.1.

"Relevant Properties": as defined in Section 3.11(b).

"Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

"Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 2615.

"Required Lenders": at any time, (i) prior to the termination of the Commitments, Lenders holding at least 66-2/3% of the total Commitments and (ii) thereafter, Lenders holding at least 66-2/3% of the aggregate principal amount of Loans outstanding at such time; provided that, prior to Kimco’s exercise of the Loan Purchase Option and the payment by Kimco of the full purchase price to the Administrative Agent (for the ratable benefit of the Lenders) in respect of the Purchased Interests in accordance with Section 2.16,  for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent with respect to clause (m) of Article X, any Lender that is Kimco, the Borrower or any Affiliate of the Borrower shall be disregarded.

"Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer": with respect to any Person, the chief executive officer and the president of such Person or, with respect to financial matters, the chief financial officer or the treasurer of such Person.

"S&P": Standard & Poor's Ratings Services.

"Scheduled Properties": the properties listed on Schedule 1.1B hereto.

"Scheduled Property Prepayment Event": (i) any sale, transfer or other disposition (including any other transaction however denominated having comparable effect) of any Scheduled Property, (ii) other than in connection with a Permitted Third Party Purchase, the sale or other disposition (including any other transaction however denominated having comparable effect), or issuance, to a Person other than a Loan Party or a Wholly Owned Subsidiary of any thereof, of any equity interests in the Borrower or any Subsidiary thereof, (iii) the securing of any Indebtedness by a Lien (other than a Permitted Lien) on any Scheduled Property or the refinancing of any Indebtedness secured by a Lien (other than a Permitted Lien) on any Scheduled Property, (iv) the issuance of any Permitted Mezzanine Indebtedness or the refinancing thereof, or (v) any casualty or taking under power of eminent domain or by condemnation or similar proceeding of any Scheduled Property unless the owner of the affected Scheduled Property shall be proceeding diligently and in good faith to repair, restore or replace the affected property; provided, however, that the total and complete casualty or taking of a Scheduled Property shall in any event constitute a Scheduled Property Prepayment Event.

"Second Extended Maturity Date": as defined in Section 2.14.

"Sixth Extended Maturity Date": as defined in Section 2.14.

"Solvent": as to any Person, that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as determined in accordance with applicable U.S. federal and state laws (or analogous applicable foreign laws) governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its existing or anticipated debts as such debts become absolute and matured, and (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business.

"Subsidiary": as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Kimco.

"Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Kimco or any Affiliate thereof shall be a Swap Agreement.

"Taxes": any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Date": the date that is the earlier to occur of (a) the Maturity Date and (b) the date on which the Loans shall become due and payable hereunder by acceleration.

"Test Period": a period of two (2) consecutive fiscal quarters of Kimco.

"Third Extended Maturity Date": as defined in Section 2.14.

"Total Adjusted EBITDA": for any Test Period, Total EBITDA for such period minus (without duplication) (i) replacement reserves of $0.15 per square foot of gross leasable area per annum, pro-rated for the applicable period, (ii) non-cash revenue for such period attributable to straight-lining of rents, (iii) EBITDA for such period attributable to Unconsolidated Entities, (iv) income for such period from mezzanine and mortgage loan receivables, (v) dividend and interest income from marketable securities, (vi) EBITDA for such period attributable to Properties acquired within 24 months prior to the last day of such Test Period, and (vii) Kimco's and its Affiliates' management fee income and other income (excluding all items referred to in any other clause of this definition) for such period not attributable to Properties to the extent that such items referred to in this clause (vii), in the aggregate, exceed 15% of Total EBITDA.

"Total Borrower Indebtedness": as of any date of determination, all Indebtedness of Borrower and its Subsidiaries outstanding at such date.

"Total Borrower Property Value": as of any date of determination, the aggregate value of all Properties owned by Borrower and its Subsidiaries, valued at undepreciated cost in accordance with GAAP.

"Total Debt Service": in respect of any Test Period, interest expense plus scheduled principal debt amortization for Kimco and the Consolidated Entities on the aggregate principal amount of their respective Indebtedness (provided that (a) there shall be excluded optional prepayments and balloon payments due at maturity, and non-cash interest expense with respect to convertible debt, and (b) in the case of any Indebtedness that amortizes in annual installments, there shall be included in the aggregate 50% of the amount of such annual installments payable during such Test Period and 50% of the amount of such annual installments payable during the two immediately succeeding fiscal quarters), plus preferred stock dividends paid during such Test Period.

"Total EBITDA": for any period, Adjusted Net Income of Kimco and the Consolidated Entities before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, acquisition costs, gains or losses on extraordinary items and gains or losses on early extinguishment of debt, plus, without duplication, EBITDA of Unconsolidated Entities.

"Total Indebtedness": as of any date of determination, the principal amount of all Indebtedness of Kimco, of its Wholly Owned Subsidiaries and any other Consolidated Entities, outstanding at such date

"Total Priority Indebtedness": as of any date of determination, the aggregate of (a) Indebtedness of Kimco or of any of the Consolidated Entities outstanding as of such date, secured by any asset of Kimco or the Consolidated Entities, and (b) all unsecured third party Indebtedness of the Consolidated Entities to Persons other than Kimco or any Consolidated Entity outstanding as of such date except to the extent that such unsecured third party Indebtedness is unconditionally and irrevocably guaranteed by Kimco.

"Total Unsecured Interest Expense": actual interest expense (accrued, paid, or capitalized, but excluding non-cash interest expense with respect to convertible debt) on all Unsecured Debt of Kimco and of the Consolidated Entities.

 "Transactions": the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the borrowings hereunder.

"Transferee": as defined in Section 12.7.

"Type": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

"Unconsolidated Entity": as of any date of determination, a corporation, partnership, limited liability company, trust, joint venture, or other business entity in which Kimco, directly or indirectly through ownership of one or more intermediary entities, owns an equity interest but that is not required in accordance with GAAP to be consolidated with Kimco for financial reporting purposes (including, for the avoidance of doubt, (i) any entity in which the only investment by Kimco or any Affiliate thereof consists of preferred stock or securities of another entity having characteristics analogous to those of preferred stock, and (ii) any entity as to which Kimco (together with its Affiliates) does not have the power to direct the acquisition, financing, disposition and other major decisions regarding property owned by such entity).

"unencumbered": with respect to any asset, as of any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (excluding Permitted Encumbrances), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset and (ii) if applicable, the organizational documents of any Entity) which prohibits or restricts in a material manner Kimco or any of the Entities from creating, incurring, assuming or suffering to exist any Lien upon, or conveying, selling, leasing, transferring or otherwise disposing of, any assets or Capital Stock of Kimco or any of the Entities (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by Kimco and the Entities) and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on any assets or Capital Stock of Kimco or any of the Entities, or would entitle any Person to the benefit of any Lien (other than Permitted Encumbrances) on such assets or Capital Stock upon the occurrence of any contingency (other than pursuant to an “equal and ratable” clause contained in any agreement governing Indebtedness)."Unencumbered Assets NOI": for any period, Unencumbered Property NOI, plus (a) 75% of management fee revenues earned by Kimco and its Wholly Owned Subsidiaries in respect of properties owned by any Unconsolidated Entity, plus (b) the sum of dividend and interest income from unencumbered marketable securities and unencumbered mezzanine and mortgage loan receivables; provided that management fee revenues earned in respect of properties owned by any Unconsolidated Entity, dividend and interest income from unencumbered mezzanine loan receivables and Unencumbered Assets NOI attributable to assets located outside of the United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States shall not be taken into account to the extent the sum of all such items exceeds 30% of Unencumbered Assets NOI for the applicable period.

"Unencumbered Properties": (a) Properties wholly owned by Kimco or by a Wholly Owned Subsidiary (or in  which Kimco or a Wholly Owned Subsidiary has a leasehold interest to the extent eligible pursuant to clause (b) of the second sentence of the definition of the term "Unencumbered Property NOI"), as to which Kimco has control, which Properties are unencumbered (including freedom from restrictions, whether on the Property itself or the entity holding such Property, on pledging such Property or the stock, limited liability company interests, partnership interests, or other ownership interests of any Person having an ownership interest in such Property as collateral or selling such Property), and (b) other unencumbered Properties as to which Kimco or a Wholly Owned Subsidiary owns (directly or through the ownership of an interest in a Consolidated Entity) a majority of the equity interests or has a leasehold interest, as above, and has the power to direct acquisition, disposition, financing, and other major property decisions (which shall not include Properties owned by or through Unconsolidated Entities); provided that no such Property shall be treated as an Unencumbered Property at any time during which any Person (other than Kimco) having any direct or indirect ownership interest in such Property (a "Property Owner") has any Indebtedness or has any obligation or liability, whether primary, secondary, direct, indirect, fixed, contingent, or otherwise (including as a guarantor or other surety or accommodation party, as the general partner of a partnership that has Recourse Indebtedness, under applicable law, or otherwise) in respect of any Indebtedness (an "Obligated Property Owner"), unless at such time each such Obligated Property Owner is a Wholly Owned Subsidiary of Kimco and a Subsidiary Guarantor (as defined in the Existing Revolving Credit Agreement) pursuant to an effective Subsidiary Guarantee (as defined in the Existing Revolving Credit Agreement).

"Unencumbered Property NOI": for any period, Property NOI for such period of Unencumbered Properties owned by Kimco or a Wholly Owned Subsidiary and the percentage equal to Kimco's Ownership Percentage interest in the applicable Property of Property NOI for such period of other Unencumbered Properties, in each case net of (x) management fees of 3% of revenues and (y) replacement reserves of $0.15 per square foot per annum (pro-rated for the applicable Test Period) of gross leasable area, from Unencumbered Properties.  For the purpose of determining Unencumbered Property NOI, (a) no property owned by any Unconsolidated Entity shall be included and (b) leasehold positions will be eligible if (i) with respect to the lease term, either (x) more than 25 years remains in such lease term or (y) such lease term is renewable in the sole discretion of Kimco for one or more successive periods aggregating (together with the remaining current lease term) more than 25 years so long as, in the case of this clause (y), periodic rent increases shall be at levels comparable to those that are customarily applicable to leases having initial terms in excess of 25 years, and (ii) such leasehold position is mortgageable and the terms of the lease include customary secured lender protections (including that (A) the lessor shall notify any holder of a security interest in such leasehold interest of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default, and (B) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease).

"United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

"Unrestricted Cash and Cash Equivalents": as of any date of determination, the sum of (a) the Dollar Equivalent of the aggregate amount of Unrestricted cash then held by Kimco or any of the Consolidated Entities and (b) the Dollar Equivalent of the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by Kimco or any of the Consolidated Entities.  As used in this definition, "Unrestricted" means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

"Unsecured Debt": all Indebtedness which is not secured by a Lien on any income, Capital Stock, property or asset; provided that Unsecured Debt shall not include any Indebtedness included in the calculation of Total Priority Indebtedness.

"U.S. Person": a "United States person" within the meaning of Section 7701(a)(30) of the Code.

"U.S. Tax Certificate": as defined in Section 2.10(d)(ii)(D).

"Wholly Owned Subsidiary": of any Person, any entity all of the capital stock of which and any and all equivalent ownership interests of which (other than directors' qualifying shares required by law) are owned by such Person directly or indirectly through one or more Wholly Owned Subsidiaries; provided that unless such Person is otherwise specified, such Person shall be Kimco.

"Withholding Agent": any Loan Party and the Administrative Agent.

SECTION 1.2

Other Definitional Provisions; Interpretation.

(a)

Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

(b)

Without limiting Section 1.3, as used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Kimco and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)

The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)

Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(f)

The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

(g)

The word "will" shall be construed to have the same meaning and effect as the word "shall".

(h)

Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, waived, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.3

Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Kimco notifies the Administrative Agent that Kimco requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Kimco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE LOANS

SECTION 2.1

Loans.

(a)

Term Loan.

(i)

Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan to the Borrower, in dollars, on a single occasion on the Effective Date, in an aggregate principal amount not to exceed its Commitment at such time. Amounts prepaid or repaid in respect of Loans may not be reborrowed.

(ii)

Each Loan shall be made on the Effective Date as part of a Borrowing consisting of Loans made by the Lenders in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible under this Agreement for any other Lender's failure to make Loans as required.

(iii)

Subject to Section 2.7 and Section 2.9, the Borrowings shall be comprised entirely of Eurocurrency Loans or ABR Loans, or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.1(d).  No Loan, including any Loan into which another Loan shall have been converted or continued under Section 2.3, shall be a Eurocurrency Loan after the day that is one (1) month prior to the Termination Date (it being understood that in the event that the Borrower has delivered an extension notice pursuant to Section 2.14 to extend the Maturity Date from the Original Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Third Extended Maturity Date, the Fourth Extended Maturity Date or the Fifth Extended Maturity Date, as applicable, Loans may be maintained as or converted into Eurocurrency Loans, at the option of the Borrower in accordance with the terms hereof, after the day that is one (1) month prior to the Original Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Third Extended Maturity Date, the Fourth Extended Maturity Date or the Fifth Extended Maturity Date, as applicable, so long as in each case such maintenance as or conversion to a Eurocurrency Loan does not occur later than the date that is one (1) month prior to the Sixth Extended Maturity Date).  Each Lender at its option may make (or convert into or continue) any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make (or convert into or continue) such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; provided, further, that each applicable Lender shall at all times comply with the requirements of this Agreement in respect thereto, including Section 2.11, and no Lender shall make any such election if and to the extent the same would cause the Borrower to increase its payment obligations hereunder.

(b)

Notes.  The Loans made by each Lender shall be evidenced by a promissory note executed and delivered by the Borrower at the request of such Lender, substantially in the form of Exhibit B, with appropriate insertions as to payee and date (a "Note"), payable to the order of such Lender in a principal amount equal to the aggregate unpaid principal amount of all Loans made by such Lender.  Each Lender is hereby authorized to record, as applicable, the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto, on the schedule (including any continuation of such schedule) annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Notes.

(c)

Termination Date.  The Borrower shall repay all then outstanding Loans on the Termination Date.

(d)

Procedure for Borrowing Loans on the Effective Date.  The Borrower may borrow Loans on a single occasion on the Effective Date, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three (3) Business Days prior to the Effective Date, if all or any part of the requested Loans are to be initially Eurocurrency Loans, or (ii) one (1) Business Day prior to the Effective Date, otherwise), specifying (A) the aggregate amount to be borrowed, (B) the anticipated Effective Date, (C) whether the Borrowing is to be of Eurocurrency Loans, ABR Loans, or a combination thereof, and (D) if the Borrowing is to be entirely or partly of Eurocurrency Loans the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor.  The Borrowings shall be in an amount equal to (i) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof and (ii) in the case of Eurocurrency Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof, in each case subject to Section 2.1(e).  Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of such Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 12.2 prior to 1:00 P.M., New York City time, on the Effective Date in funds immediately available to the Administrative Agent.  Such Borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

(e)

Principal Amounts.  Notwithstanding anything to the contrary in this Agreement, the borrowings, and all prepayments, conversions and continuations of Eurocurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (A) the aggregate principal amount of the Loans comprising each Eurocurrency Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof, and (B) there shall be no more than ten (10) Eurocurrency Tranches outstanding at any one time

(f)

Termination of Commitments.  Unless earlier terminated hereunder, the Commitments shall automatically and permanently terminate upon the earlier to occur (such earlier date, the "Commitment Termination Date") of (i) the making of Loans on the Effective Date and (ii) 11:59 p.m. New York City time on June 28, 2012.

SECTION 2.2

Prepayments.

(a)

Optional. The Borrower may at any time and from time to time prepay the Loans (subject, in the case of Eurocurrency Loans to compliance with the terms of Section 2.1(e) and Section 2.11), in whole or in part, without premium or penalty, upon at least one (1) Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided that a notice of prepayment of Loans may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied.  Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.11.  Subject to Section 2.1(e), partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the aggregate outstanding principal amount of the Loans).

(b)

Mandatory.

(i)

The Borrower shall, within five Business Days after the occurrence of a Scheduled Property Prepayment Event, prepay Loans in an aggregate amount equal to the amount of the Net Cash Proceeds in respect of such Scheduled Property Prepayment Event.

(c)

Amounts prepaid pursuant to this Section 2.2 shall be applied first to reduce outstanding ABR Loans.  Any amounts remaining after application in accordance with the preceding sentence shall be applied to such Eurocurrency Loans as the Borrower shall direct, such prepayments to be subject to Section 2.11.

(d)

All prepayments shall be accompanied by all interest accrued hereunder on the amount prepaid through the date of prepayment.

SECTION 2.3

Conversion and Continuation Options.

(a)

The Borrower may elect from time to time to convert Eurocurrency Loans to ABR Loans, by giving the Administrative Agent at least two (2) Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans, by giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election.  Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.  All or any part of the outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.1(e) would not be contravened, and (iii) no Loan may be converted into a Eurocurrency Loan after the date that is one (1) month prior to the Termination Date.  If the Borrower shall fail to give any required notice as described above in this paragraph or if such conversion is not permitted pursuant to the preceding proviso, such Loans (other than Eurocurrency Loans that are continued in accordance with Section 2.3(b)) shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

(b)

Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.1(e) would be contravened, or (iii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any notice pursuant to this Section 2.3(b), the Administrative Agent shall promptly notify each Lender thereof.

SECTION 2.4

Interest Rates and Payment Dates.

(a)

Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

(b)

Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)

[reserved].

(d)

If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.4 plus 2% or (y) in the case of any overdue interest, fee or other amount, the rate described in Section 2.4(b) plus 2%, in each case from the date of such non-payment to the date on which such amount is paid in full (as well after as before judgment).

(e)

Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to Section 2.4(d) shall be payable from time to time on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

SECTION 2.5

Computation of Interest.

(a)

Interest (other than interest calculated on the basis of the ABR) shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest calculated on the basis of the ABR shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurocurrency Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b)

Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate with respect to any Eurocurrency Loan.

SECTION 2.6

Inability to Determine Interest Rate.

If prior to the first day of any Interest Period:

(a)

the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; or

(b)

the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender(s) (as conclusively certified by such Lender(s) of making or maintaining their affected Loans during such Interest Period;

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.  If such notice is given, (i) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be converted to or continued as ABR Loans, and (iii) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, Eurocurrency Loans shall not be made, and no further Eurocurrency Loans shall be continued as such, nor shall the Borrower have the right to convert any other Loans to Eurocurrency Loans.

SECTION 2.7

Pro Rata Treatment and Payments.

(a)

Each Borrowing shall be made, continued, or converted pro rata according to the respective Applicable Percentages of the Lenders.  Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.  All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in Section 12.2 in immediately available funds.  It is understood that, if any payment of principal is made on any day in accordance with the preceding sentence, no interest shall accrue on such day in respect of such principal.  The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to any such payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)

Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.7(b) shall be conclusive in the absence of manifest error.  If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of the Effective Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

SECTION 2.8

Illegality.

Notwithstanding any other provision herein, if the adoption of or any Change in Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, to continue Eurocurrency Loans as such, or to convert ABR Loans to Eurocurrency Loans shall forthwith be cancelled, and (b) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.11.

SECTION 2.9

Requirements of Law.

(a)

If any Change in Law:

(i)

shall impose, modify or hold applicable any reserve (except to the extent that such reserve is specifically subject to Section 2.9(c)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any relevant office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate;

(ii)

shall impose on such Lender any other condition; or

(iii)

subject any Recipient to any Taxes on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (x) Indemnified Taxes and (y) Excluded Taxes);

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient, by an amount which such Lender or such other Recipient, as the case may be, deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, upon its demand, any additional amounts necessary to compensate such Lender or such other Recipient, as the case may be, for such increased cost or reduced amount receivable with respect to the Loans, this Agreement or the Commitments generally.  If any Lender or any other Recipient becomes entitled to claim any additional amounts pursuant to this Section 2.9(a), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled, provided that such amounts shall be no greater than amounts that such Lender or such other Recipient is generally charging other borrowers similarly situated to the Borrower.

(b)

If any Lender shall have determined that the application of any Requirement of Law or any Change in Law regarding capital adequacy or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's treatment of its Loans for internal purposes as of the date on which it became a party hereto) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (setting forth in reasonable detail the basis for such request), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction with respect to the Loans, this Agreement or the Commitments generally.

(c)

The Borrower agrees to pay to each Lender which requests compensation under this Section 2.9(c) (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurocurrency Loan made by such Lender to the Borrower, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurocurrency Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurocurrency Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

(i)

the principal amount of the Eurocurrency Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

(ii)

the difference between (x) a fraction the numerator of which is the Eurocurrency Rate (expressed as a decimal) applicable to such Eurocurrency Loan, and the denominator of which is one (1) minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

(iii)

a fraction the numerator of which is one (1) and the denominator of which is 360.

Any Lender which gives notice under this Section 2.9(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

(d)

A certificate as to any additional amounts payable pursuant to this Section 2.9 submitted by any Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  The agreements in this Section 2.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder (the date on which all of the foregoing shall have occurred, the "Final Date"), until the first anniversary of the Final Date.  Notwithstanding anything contained in this Section 2.9, the Borrower shall not be obligated to pay any greater amounts than such Lender(s) is (are) generally charging other borrowers similarly situated to the Borrower.

(e)

For the avoidance of doubt, this Section 2.9 (i) shall not entitle any Recipient to compensation in respect of any Excluded Taxes, (ii) shall not apply to (A) Indemnified Taxes imposed on payments by or on account of any obligations of the Borrower hereunder or under any Loan Document or (B) Other Taxes, it being understood that such Indemnified Taxes and Other Taxes shall be governed exclusively by Section 2.10, and (iii) shall not relieve any Lender of any obligation pursuant to Section 2.10.

SECTION 2.10

Taxes.

(a)

All payments made by any Loan Party under this Agreement and the Notes shall be made without withholding for any Taxes, unless such withholding is required by any law.  If any Withholding Agent determines in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by any Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.  Each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.  As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.  The agreements in this Section 2.10(a) shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder.

(b)

Indemnification by each Loan Party. Without duplication of any payments made pursuant to Section 2.10(a), each Loan Party shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are directly paid or payable by such Recipient in connection with this Agreement and the other Loan Documents (including amounts paid or payable under this Section 2.10(b)) and any reasonable expenses arising therefrom or with respect thereto.  The indemnity under this Section 2.10(b) shall be paid within 10 days after the Recipient delivers to the applicable Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(c)

Indemnification by the Lenders. Each Lender shall severally indemnify the  Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the applicable Loan Party has not already indemnified the Administrative Agent for such  Indemnified Taxes and without limiting the obligation of such Loan Party to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and the other Loan Documents and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.10(c) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).

(d)

Status of Lenders.

(i)

Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement and the other Loan Documents shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.1(d)(ii)(A) through (E) below) shall not be required if in the Lender's judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Upon the reasonable request of the Borrowers or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.10(d).  If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrowers and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)

Without limiting the generality of the foregoing, if the Borrower or Loan Party (or, if the Borrower or Loan Party is disregarded as an entity separate from its owner for U.S. federal income tax purposes, its sole owner) is a U.S. Person, any Lender (or if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, its sole owner) with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of  whichever of the following is applicable:

(A)

IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)

(1) with respect to payments of interest under this Agreement and the other Loan Documents, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (2) with respect to any other applicable payments under this Agreement and the other Loan Documents, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of  such tax treaty;

(C)

IRS Form W-8ECI;

(D)

(1) IRS Form W-8BEN and (2) a  certificate substantially in the form of Exhibit H (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (b)  a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)

(1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this subsection (d)(ii) that would be required of each such  beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)

any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary  documentation necessary to enable such Borrower or Loan Party or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)

If a payment made to a Lender under this Agreement and the other Loan Documents would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were  to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.10(d)(iii), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2.11

Indemnity.

The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (including post-judgment expenses) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making the borrowing of any Eurocurrency Loans, or in the conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may, at the option of any Lender, include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period (or proposed Interest Period), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market or other relevant market.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder, until the first anniversary of the Final Date.

SECTION 2.12

Change of Lending Office.

Each Lender and each Transferee agrees that, upon the occurrence of any event giving rise to the operation of Section 2.8, 2.9 or 2.10 with respect to such Lender or Transferee, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender or Transferee) to designate another lending office for Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender or Transferee, cause such Lender or Transferee and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender or Transferee pursuant to Sections 2.8, 2.9 and 2.10.

SECTION 2.13

Replacement of Lenders under Certain Circumstances.

The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.9 (other than Section 2.9(c)) or 2.10, (b) is affected in the manner described in Section 2.8 and as a result thereof any of the actions described in Section 2.8 is required to be taken, (c) becomes a Defaulting Lender, or (d) does not consent to any amendment, waiver, supplement or modification to any Loan Document for which the consent of the Majority Lenders has been obtained but that requires the consent of additional Lenders pursuant to any Loan Document; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.11 if any Eurocurrency Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) the replaced Lender shall (except as provided in the following clause (ix)) be released from its obligations under this Agreement, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.9 or 2.10, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender if it defaulted in its obligation to make a Loan hereunder.

SECTION 2.14

Extension of Maturity Date.

By written notice to the Administrative Agent not earlier than 90 days nor later than 25 days before the Maturity Date specified in clause (a) of the definition of the term "Maturity Date" (the "Original Maturity Date"), the Borrower may, with the written consent, in its sole discretion, of Kimco, extend the Maturity Date to the date that is six months after the Original Maturity Date (the "First Extended Maturity Date") subject to satisfaction of each of the Extension Conditions. In addition, the Borrower, at its option, (v) may elect to extend the First Extended Maturity Date by an additional six months (the "Second Extended Maturity Date") by providing written notice to the Administrative Agent not earlier than 90 days nor later than 25 days before the First Extended Maturity Date subject to satisfaction of each of the Extension Conditions; (w) may elect to extend the Second Extended Maturity Date by an additional six months (the "Third Extended Maturity Date") by providing written notice to the Administrative Agent not earlier than 90 days nor later than 25 days before the Second Extended Maturity Date subject to satisfaction of each of the Extension Conditions; (x) may elect to extend the Third Extended Maturity Date by an additional six months (the "Fourth Extended Maturity Date") by providing written notice to the Administrative Agent not earlier than 90 days nor later than 25 days before the Third Extended Maturity Date subject to satisfaction of each of the Extension Conditions; (y) may elect to extend the Fourth Extended Maturity Date by an additional six months (the "Fifth Extended Maturity Date") by providing written notice to the Administrative Agent not earlier than 90 days nor later than 25 days before the Fourth Extended Maturity Date subject to satisfaction of each of the Extension Conditions; and (z) may elect to extend the Fifth Extended Maturity Date by an additional six months (the "Sixth Extended Maturity Date") by providing written notice to the Administrative Agent not earlier than 90 days nor later than 25 days before the Fifth Extended Maturity Date subject to satisfaction of each of the Extension Conditions.

Each written notice requesting an extension under this Section 2.14 shall constitute a representation and warranty by the Borrower as of the date such notice is given and as of the applicable extension date that the Extension Conditions required to be satisfied as of such date (as set forth in the definition of "Extension Conditions") have been satisfied, and shall be accompanied by a certificate of a Responsible Officer of the Borrower to such effect.  The Administrative Agent shall promptly notify the Lenders of any such extension.

SECTION 2.15

Permitted Third Party Purchase.

(a)

Notwithstanding any other provision of this Agreement to the contrary, the sale or other transfer of the equity of the Borrower to a third party purchaser or other transferee  (a "Permitted Third Party Purchaser") (any such transaction, a “Permitted Third Party Equity Purchase”) and the sale or other transfer of the assets of the Borrower and its Subsidiaries to a Permitted Third Party Purchaser (a “Permitted Third Party Asset Purchase”), in each case, including such a transaction that results in a change in Control of the Borrower,  shall be permitted subject to this Section 2.15 (a "Permitted Third Party Purchase").  In connection with any Permitted Third Party Asset Purchase, if the Borrower elects as provided below to be released from its obligations hereunder and the Permitted Third Party Purchaser is organized under the laws of the United States and assumes all of the Borrower's obligations under this Agreement, the Borrower shall be released from its obligations hereunder subject to this Section 2.15 (a "Permitted Release").  A Permitted Third Party Purchase and a Permitted Release shall be subject to the satisfaction of the following conditions:

(i)

The Borrower shall have delivered written notice to the Lenders of any anticipated Permitted Third Party Purchase (including the name, address, and other information relevant to the identification of the Permitted Third Party Purchaser) at least 20 Business Days prior to the anticipated closing date in respect thereof (the "Permitted Third Party Purchase Notice") which notice shall contain, if the Borrower elects to be released from its obligations under this Agreement in connection with a Permitted Third Party Asset Purchase, a statement of the Borrower’s election to such effect;

(ii)

The Permitted Third Party Purchaser shall have delivered to the Lenders, at least five (5) Business Days prior to the consummation of the Permitted Third Party Purchase, all documentation and other information requested by such Lenders with respect to any applicable laws, rules or regulations relating to "know your customer", terrorism or money laundering, including (A) Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001), (B) the Patriot Act, (C) the laws comprising or implementing the Bank Secrecy Act, and (D) the laws administered by the United States Treasury Department's Office of Foreign Asset Control, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced, to the extent any such documentation or information is requested in writing (including by email transmission) not later than 10 Business Days following delivery of the Permitted Third Party Purchase Notice;

(iii)

No Default or Event of Default shall have occurred and be continuing, both immediately before and immediately after giving effect to any such sale and transfer;

(iv)

Not later than the effectiveness of the Permitted Third Party Purchase, Kimco shall have provided to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (A) evidence of its consent to the Permitted Third Party Purchase, and, if applicable, its consent to the release of the Borrower from its obligations under this Agreement and to the Permitted Third Party Purchaser's assumption of the Borrower's obligations under this Agreement and (B) written confirmation that, notwithstanding the Permitted Third Party Purchase and, if applicable, the Permitted Release, Kimco ratifies and confirms its obligations under the Kimco Guarantee and that its guarantee thereunder continues to remain in full force and effect in respect of the obligations guaranteed thereunder;

(v)

Kimco shall have provided to the Administrative Agent a detailed description of any Additional Assignee Defaults that shall become effective upon the effectiveness of the Permitted Third Party Purchase or at any time thereafter, which Additional Assignee Defaults shall be reasonably satisfactory to the Administrative Agent (it being understood that any such Additional Assignee Defaults that (A) add to the covenants of the Borrower or any subsidiary thereof or (B) result in the surrender of any right or power conferred on the Borrower or any subsidiary thereof pursuant to this Agreement shall (subject to the proviso below) be deemed acceptable to the Administrative Agent); provided that nothing in this paragraph (v) shall be deemed or construed to limit or impair the rights of the Lenders relating to amendments, consents, or waivers in accordance with Section 12.1;

(vi)

Not later than the effectiveness of such Permitted Third Party Purchase, the Administrative Agent shall have received copies of the material documentation (which copies may be redacted to exclude confidential information) pursuant to which such Permitted Third Party Purchase has been effected, and, if applicable, the Permitted Release (including the documentation pursuant to which the obligations of the Borrower under this Agreement have been assumed, which documentation in respect of the Permitted Release shall be reasonably satisfactory to the Administrative Agent);

(vii)

The Permitted Third Party Purchase and all related transactions (including the assumption of the obligations of the Borrower, if applicable) shall have been effected in a manner that does not violate any applicable law in any respect which could reasonably be expected to have a Material Adverse Effect;

(viii)

Not later than the effectiveness of such Permitted Third Party Purchase, the Administrative Agent shall have received a certificate from a Responsible Officer of Kimco dated the Effective Date, confirming compliance with the conditions specified in clauses (a)(iii) and (vii) of this Section 2.15; and

(ix)

Prior to the effectiveness of a Permitted Release, the Administrative Agent shall have received a certificate from a Responsible Officer of the Third Party Purchaser dated the Effective Date certifying, among other things, as to the names and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by the Third Party Purchaser, together with the signatures of each such Person and a certificate of another Responsible Officer, certifying as to the name, office, and signature of such first Responsible Officer.

(b)

From and after the effectiveness of a Permitted Release, the term "Borrower", as used in this Agreement and any other Loan Document, shall refer only to the Permitted Third Party Purchaser.

SECTION 2.16

Loan Purchase Option. From and after the effectiveness of a Permitted Third Party Purchase, Kimco shall have the right (the "Loan Purchase Option"), but not the obligation, upon at least three (3) Business Days advance written notice from Kimco (the "Loan Purchase Notice") to the Administrative Agent to acquire from the Lenders all (but not less than all) of the right, title and interest of the Lenders in and to the Loans, the Commitments and the Loan Documents.  Upon the receipt by the Administrative Agent of the Loan Purchase Notice, Kimco irrevocably shall be committed to acquire, within five (5) Business Days following such receipt, from the Lenders all (but not less than all) of the right, title and interest of the Lenders in and to the Loans, the Commitments and the Loan Documents (collectively, the "Purchased Interests") by paying to the Administrative Agent, for the ratable benefit of the Lenders, in cash a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase and all other amounts owing to the Lenders in respect of the Purchased Interests; upon payment in full by Kimco to the Lenders of such purchase price, the Lenders, as of the date specified in such Loan Purchase Notice, shall automatically be deemed to have assigned, conveyed and transferred to Kimco all rights, title and interest in and to its Loans, all without delivery of any instrument or performance of any act by any party, and shall be deemed in connection therewith to have executed and delivered to Kimco an Assignment and Assumption, provided that a Loan Purchase Notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by Kimco (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied.  At the request and sole cost of Kimco following any such assignment, conveyance or other transfer, the Administrative Agent and each Lender shall execute and deliver to Kimco all documents that Kimco shall reasonably request to evidence such assignment.

SECTION 2.17

Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Majority Lenders or Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.1); provided that this Section 2.17 shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BORROWER

To induce the Administrative Agent and the Lenders to enter into this Agreement, and to make the Loans, it is hereby represented and warranted, as of the Effective Date, by the Borrower to the Administrative Agent and each Lender as follows:

SECTION 3.1

Existence, Compliance With Law, Power, Authorization, Enforceability.

(a)

Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

Borrower has the corporate power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and to borrow hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of each Loan Document to which it is a party and the borrowing of the Loans hereunder, on the terms and conditions of this Agreement.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required (except such as have been obtained and are in full force and effect) in connection with any acts by Borrower or in connection with the borrowing of the Loans hereunder or the execution, delivery, performance, validity or enforceability of any Loan Document.  Each Loan Document to which Borrower is a party has been duly executed and delivered on its behalf.  Each Loan Document to which Borrower is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.2

No Legal Bar, Approvals, Material Litigation, No Default.

(a)

The execution, delivery and performance of the Loan Documents and the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

(b)

No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against it or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

(c)

Neither Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.

(d)

Neither the Borrower nor any of its Subsidiaries nor any of their respective directors or senior officers is on the list of Specially Designated Nationals and Blocked Persons issued by the Office of Foreign Assets Control of the U.S. Department of Treasury.

SECTION 3.3

Ownership of Property, Intellectual Property.

(a)

Each of Borrower and its Subsidiaries has good record title in fee simple to, or a valid leasehold interest in, all of its material real property (including all of the Scheduled Properties), and good title to all of its other material property.

(b)

Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Borrower know of any valid basis for any such claim.  The use of such Intellectual Property by Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.4

No Burdensome Restrictions.

No Requirement of Law or Contractual Obligation applicable to or binding on Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

SECTION 3.5

Taxes, Federal Regulations.

(a)

Each of Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed after the Effective Date and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or the books of its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

(b)

The Borrower represents and warrants that no part of the proceeds of any Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board.

SECTION 3.6

ERISA.

Borrower does not maintain or contribute to any Plan.

SECTION 3.7

Investment Company Act; Other Regulations.

(a)

The Borrower represents and warrants that it is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

(b)

The Borrower represents and warrants that, except as would not reasonably be expected to have a Material Adverse Effect, it is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

SECTION 3.8

[Reserved].

SECTION 3.9

Purpose.

The Borrower represents and warrants that the proceeds of the Loans made on the Effective Date will be used solely to refinance the indebtedness and any other amounts outstanding under the Existing Credit Agreement and to pay fees and expenses relating to such refinancing and to the Transactions generally.

SECTION 3.10

Environmental Matters.

Borrower represents and warrants that the following statements are true and correct as to any Properties in which it has any direct or indirect ownership interest (the "Applicable Properties"): except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) to its best knowledge, the Applicable Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws, (b) to its best knowledge, the Applicable Properties and all operations at the Applicable Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Applicable Properties, or violation of any Environmental Law with respect to the Applicable Properties, (c) neither it nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Applicable Properties, nor does it have knowledge or reason to believe that any such notice will be received or is being threatened, (d) to its best knowledge, Materials of Environmental Concern have not been transported or disposed of from the Applicable Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Applicable Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, (e) no judicial proceeding or governmental or administrative action is pending, or, to its knowledge, threatened, under any Environmental Law to which it or any of its Subsidiaries is or, to its knowledge, will be named as a party with respect to the Applicable Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Applicable Properties, and (f) to its best knowledge, there has been no release or threat of release of Materials of Environmental Concern at or from the Applicable Properties, or arising from or related to the operations of Borrower and its Subsidiaries in connection with the Applicable Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

SECTION 3.11

Insurance, Condition of Properties.

(a)

Borrower and each of its Subsidiaries maintain with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets and inventories, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

(b)

Borrower represents and warrants that the following statements are true and correct, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, as to any Properties in which it has any direct or indirect ownership interest (for such purpose, the "Relevant Properties"): (i) all of the improvements located on the Relevant Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof, (ii) no material portion of any of the Relevant Properties, nor any improvements located on said Relevant Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty, (iii) no condemnation or eminent domain proceeding has been commenced or to its knowledge is about to be commenced against any portion of any of the Relevant Properties, or any improvements located thereon that are material to the operation, use or value of said Relevant Properties except as set forth and described in Schedule 3.11, and (iv) no notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Relevant Properties.

SECTION 3.12

Solvency.

Borrower is Solvent after giving effect to the borrowings hereunder.  No event described in paragraph (f) of Article X has occurred in respect of Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF KIMCO

To induce the Administrative Agent and the Lenders to enter into this Agreement, and to make the Loans, Kimco hereby represents and warrants as of the Effective Date to the Administrative Agent and each Lender as follows:

SECTION 4.1

Financial Condition.

The consolidated balance sheet of Kimco and its subsidiaries as at December 31, 2011 and the related consolidated statements of income and of cash flows for the respective fiscal years ended on such dates, reported on by PricewaterhouseCoopers, LLP, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such dates, as applicable and the consolidated results of their operations and their consolidated cash flows for the applicable fiscal year then ended.  The unaudited consolidated balance sheet of Kimco and its subsidiaries as at March 31, 2012 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer of Kimco, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.  Except as set forth on Schedule 4.1, neither Kimco nor any of the Consolidated Entities has, at the Effective Date, any material Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto, other than Indebtedness and Guarantee Obligations incurred in connection with the Transactions.

SECTION 4.2

No Change.

Since December 31, 2011, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.3

Corporate Existence; Compliance with Law.

Kimco (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.4

Power; Authorization; Enforceable Obligations.

Kimco has the corporate power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of each Loan Document to which it is a party on the terms and conditions of this Agreement.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in respect of Kimco (except such as have been obtained and are in full force and effect) in connection with the borrowing of the Loans hereunder or the Kimco Guarantee or with the execution, delivery, performance, validity or enforceability of any Loan Document.  Each Loan Document to which Kimco is a party has been duly executed and delivered by Kimco and constitutes a legal, valid and binding obligation of Kimco enforceable against Kimco in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.5

No Legal Bar; Approvals.

(a)

The execution, delivery and performance by Kimco of the Loan Documents to which it is a party, the Borrowings hereunder and the use of the proceeds thereof and the Kimco Guarantee will not violate any Requirement of Law applicable to Kimco or any Contractual Obligation of Kimco and will not result in, or require, the creation or imposition of any Lien on any of Kimco's properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

SECTION 4.6

Kimco Guarantee.

The Kimco Guarantee is in full force and effect and has not been repudiated or disaffirmed by Kimco.

SECTION 4.7

Benefit of Loans.

Kimco is in the business of acquiring, owning, developing and operating shopping centers and of providing the required services and other facilities for those integrated operations, and expects to derive benefits, directly or indirectly, in return for undertaking its obligations under this Agreement and the other Loan Documents.

SECTION 4.8

Solvency.

Before and after giving effect to the transactions contemplated hereby, including the Kimco Guarantee, Kimco is Solvent.  No event described in paragraph (f) of Article X has occurred in respect of Kimco.

SECTION 4.9

[Reserved].

SECTION 4.10

Full Disclosure.

Each of the following representations and warranties is true and correct (in respect of the Scheduled Properties, such representations and warranties being to the best of Kimco's knowledge):

(a) all written information of a factual nature (other than projections and information of a general economic nature) (the "Information") concerning Kimco, the Transactions and any other transactions contemplated hereby prepared by or on behalf of Kimco or any of its representatives made available to any of the Lenders by Kimco or any of its representatives in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects when so made available, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; and

(b) the projections prepared by or on behalf of Kimco or any of its representatives made available to any of the Lenders by or on behalf of Kimco or any of its representatives in connection with the Transactions or the other transactions contemplated hereby (the "Projections") were prepared in good faith based upon assumptions believed by Kimco to be reasonable at the time when made and at the time when such Projections were furnished to such Lender (it being understood that any such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Kimco, and that no assurance can be given that such Projections will be realized).

ARTICLE V

CONDITIONS

SECTION 5.1

Conditions to Effectiveness, Effective Date.

The effectiveness of this Agreement and the availability of the Loans hereunder, is subject to the satisfaction on or before June 28, 2012 of the following conditions (or the waiver of such conditions in accordance with Section 12.1):

(a)

Loan Documents.  The Administrative Agent shall have received from each party hereto, either a counterpart of this Agreement signed on behalf of such party, or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)

Organizational Documents, Etc.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, and the authorization of such Loan Parties in respect of the transactions contemplated by this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent, certified to be true, correct and complete by a Responsible Officer as of the Effective Date.

(c)

Notes.  The Administrative Agent shall have received from the Borrower a signed Note for the account of each Lender that notified the Administrative Agent of its request for Notes.

(d)

No Adverse Change. Since December 31, 2011, there shall not have occurred or become known to the Administrative Agent any material adverse condition or material adverse change in or affecting the business, operations, property or financial condition of Kimco and its Subsidiaries, taken as a whole.

(e)

Diligence.  The Administrative Agent and the Lenders shall have completed and shall be reasonably satisfied in all material respects with a due diligence investigation of the Borrower and Kimco, including required Patriot Act compliance.

(f)

Representations and Warranties.  On the Effective Date, each of the representations and warranties made in Article III and Article IV shall be true and correct in all material respects on and as of such date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(g)

No Default.  No Default or Event of Default shall have occurred and be continuing on the Effective Date or after giving effect to the extension of credit requested to be made on the Effective Date.

(h)

Costs and Expenses.  The Administrative Agent and the Lenders shall have received payment for the account of the applicable payee of all fees and other amounts due and payable under or in connection with this Agreement or the Fee Letter, and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid under the Loan Documents or under the Fee Letter (including the reasonable fees and disbursements invoiced through such date of JPMCB's special counsel), on or prior to the Effective Date.

(i)

Governmental Approvals.  All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Borrower and Kimco and their respective subsidiaries shall have been obtained and be in full force and effect.

(j)

Financial Statements.  The Lenders shall have received (i) unqualified audited consolidated financial statements of Kimco for the two most recent fiscal years ended at least 90 days prior to the Effective Date, and (ii) unaudited interim consolidated financial statements of Kimco for each quarterly period ended (x) subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph and (y) at least 45 days prior to the Effective Date, in each case prepared in accordance with GAAP.

(k)

Payoff of Existing Credit Agreement.  The Lenders shall have received evidence that the indebtedness outstanding under the Existing Credit Agreement immediately prior to the Effective Date has been, or will substantially simultaneously with the Effective Date be, paid in full, including receipt of a payoff letter in form and substance satisfactory to the Lenders.

(l)

Leverage Ratio.  The ratio of Total Borrower Indebtedness as of March 31, 2012 to Total Borrower Property Value as of March 31, 2012 is less than or equal to 0.80 to 1.00.

(m)

Legal Opinions.  The Administrative Agent shall have received (i) the executed legal opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Kimco, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and (ii) the executed legal opinion of Venable LLP, special Maryland counsel to Kimco, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.  Kimco hereby requests such counsel to deliver such opinions.

(n)

Closing Certificates.  The Administrative Agent shall have received a certificate from a Responsible Officer of Kimco dated the Effective Date, (i) confirming compliance with the conditions specified in this Section 5.1 and (ii) certifying, among other things, as to the names and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by each Loan Party, together with the signatures of each such Person and a certificate of another Responsible Officer, certifying as to the name, office, and signature of such first Responsible Officer.

The Administrative Agent shall notify Kimco and the Borrower of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE VI
AFFIRMATIVE COVENANTS OF KIMCO

So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, it is hereby agreed as follows:

SECTION 6.1

Financial Statements.

(a)

Kimco shall furnish to the Administrative Agent (with sufficient copies for each Lender): (i) as soon as available, but in any event within 90 days after the end of each fiscal year of Kimco, a copy of the consolidated balance sheet of Kimco and its subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers, LLP or other independent certified public accountants of nationally recognized standing; and (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of Kimco, the unaudited consolidated balance sheet of Kimco and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period, as the case may be, in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

(b)

Kimco shall furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender), copies of the quarterly and annual balance sheets and consolidated statements of operations for the Borrower and its Subsidiaries.  Delivery of (i) such quarterly balance sheets and consolidated statements of operations shall be made not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of the Borrower, and (ii) such annual balance sheets and consolidated statements of operations shall be made not later than 90 days after the end of the fiscal year of the Borrower.

(c)

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 6.2

Certificates; Other Information.

Kimco shall furnish to the Administrative Agent (with sufficient copies for each Lender (in the case of clauses (b)-(c) below) or each relevant Lender (in the case of clause (e) below)):

(a)

[reserved];

(b)

concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a compliance certificate of a Responsible Officer of Kimco substantially in the form of Exhibit D;

(c)

within ten (10) days after the same are sent, copies of all financial statements and reports which Kimco sends to its stockholders, and within ten (10) days after the same are filed, copies of all financial statements, reports or other documents which Kimco may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(d)

[reserved]; and

(e)

promptly, upon request of the Administrative Agent, a list of all Entities, and such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 6.3

Payment of Obligations.

Kimco shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Kimco, (b) Non-Recourse Indebtedness or (c) other obligations which aggregate not more than $50,000,000, in the case of clauses (b) and (c), to the extent that Kimco has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

SECTION 6.4

Maintenance of Existence, etc.

Kimco shall:

(a)

Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.2 of the Existing Revolving Credit Agreement.

(b)

Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 6.5

Maintenance of Property; Insurance.

Kimco shall keep all property useful and necessary in its business in good working order and condition; maintain insurance with financially sound and reputable insurance companies rated at least A- by A.M. Best & Co. on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

SECTION 6.6

Inspection of Property; Books and Records; Discussions.

Kimco shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Kimco and its Subsidiaries with officers and employees of Kimco and its Subsidiaries and with its independent certified public accountants.

SECTION 6.7

Notices.

Kimco shall promptly give notice to the Administrative Agent and each Lender of:

(a)

the occurrence of any Default or Event of Default related to Kimco of which it has knowledge;

(b)

any (i) default or event of default under any Contractual Obligation of Kimco or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Kimco or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)

any litigation or administrative or other proceeding affecting Kimco or any of its Subsidiaries in which the amount involved is $50,000,000 or more on an individual basis (or $100,000,000 or more in the aggregate together with all other such litigations or administrative or other proceedings affecting Kimco or any of its Subsidiaries) and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of any material Subsidiary of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article X;

(d)

the following events, as soon as possible and in any event within 30 days after Kimco knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Kimco or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

(e)

any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer of Kimco setting forth details of the occurrence referred to therein and stating what action Kimco proposes to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

SECTION 6.8

Environmental Laws.

Kimco shall:

(a)

Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)

Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) Kimco has determined in good faith that contesting the same is not in the best interests of Kimco and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)

Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Kimco, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

ARTICLE VII

AFFIRMATIVE COVENANTS OF BORROWER

So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, it is hereby agreed as follows:

SECTION 7.1

Certificates; Other Information.

Borrower shall furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender):

(a)

promptly, upon request of the Administrative Agent, such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent); and

(b)

together with (i) the occurrence of each Scheduled Property Prepayment Event, a notice of such occurrence, identifying the relevant Scheduled Property or Person and the nature of such Scheduled Property Prepayment Event, and (ii) each payment of Net Cash Proceeds, or the determination in respect of any Scheduled Property Prepayment Event that there are no Net Cash Proceeds or no current Net Cash Proceeds, a certificate of a Responsible Officer of the Borrower setting forth the details of the relevant Scheduled Property Prepayment Event in reasonable detail and showing the calculation of the amount of Net Cash Proceeds to be paid in respect thereof or an explanation for the absence of Net Cash Proceeds or current Net Cash Proceeds.

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 7.2

Payment of Obligations.

Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than $25,000,000, in each case to the extent that Borrower has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

SECTION 7.3

Maintenance of Existence, etc.

(a)

Borrower shall preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 9.9.

(b)

Borrower shall comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 7.4

Maintenance of Property; Insurance.

Borrower shall keep all property useful and necessary in its business in good working order and condition; maintain insurance with financially sound and reputable insurance companies rated at least A- by A.M. Best & Co. on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

SECTION 7.5

Inspection of Property; Books and Records; Discussions.

Borrower shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (upon reasonable notice and during normal business hours) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Borrower and its Subsidiaries with officers and employees of Borrower and its Subsidiaries and with its independent certified public accountants.

SECTION 7.6

Notices.

Borrower shall promptly furnish or cause to be furnished to the Administrative Agent and each Lender notice of:

(a)

the occurrence of any Default or Event of Default of which Borrower has knowledge;

(b)

any (i) default or event of default under any Contractual Obligation of Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)

any litigation or administrative or other proceeding affecting Borrower or any of its Subsidiaries, in which the amount involved is $25,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of Borrower or any of its Subsidiaries of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article X; and

(d)

any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.6 shall be accompanied by a statement of a Responsible Officer of Borrower giving such notice, setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

SECTION 7.7

Environmental Laws.

Borrower shall:

(a)

Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)

Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) Borrower has determined in good faith that contesting the same is not in the best interests of Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)

Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Borrower, its Subsidiaries or the Properties, or the real estate properties owned directly or indirectly by Borrower, or any orders, requirements or demands of Governmental Authorities related thereto, including attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

SECTION 7.8

Compliance with Laws.

Borrower will, and will cause each of its subsidiaries to, comply with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including ERISA, Environmental Laws, and all zoning and building codes with respect to real estate assets) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VIII

NEGATIVE COVENANTS OF KIMCO

So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, Kimco hereby agrees that:

SECTION 8.1

Financial Covenants.

Kimco shall not directly or indirectly:

(a)

Total Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.60 to 1.00 (or 0.65 to 1.00 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions); provided that for the purpose of determining the foregoing ratio, there shall be excluded from the amount of Total Indebtedness the amount of Total Indebtedness that matures by its terms within 24 months after such date of determination, such exclusion to be limited, however, to the excess of (i) the dollar equivalent of the aggregate amount of Unrestricted cash then held by Kimco and the Consolidated Entities over (ii) $35,000,000.

(b)

Total Priority Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Priority Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.35 to 1.00; provided that for the purpose of determining the foregoing ratio, there shall be excluded from the amount of Total Priority Indebtedness the amount of Total Priority Indebtedness that matures by its terms within 24 months after such date of determination, such exclusion to be limited, however, to the excess of (i) the dollar equivalent of the aggregate amount of Unrestricted cash then held by Kimco and the Consolidated Entities over (ii) $35,000,000.

(c)

[reserved].

(d)

[reserved].

(e)

Unsecured Interest Expense Ratio.  Permit, for any Test Period, the ratio of (i) Unencumbered Assets NOI for such period to (ii) Total Unsecured Interest Expense for such period to be less than 1.75 to 1.00.

(f)

Fixed Charge Coverage Ratio.  Permit, for any Test Period, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 1.50 to 1.00.  Solely for the purpose of calculating the ratio in this clause (f), Total Adjusted EBITDA (i) shall include cash flow distributions (other than distributions in respect of capital transactions) from Unconsolidated Entities ("Unconsolidated Entity Operating Cash Flow"), provided that Unconsolidated Entity Operating Cash Flow distributed during the most recent twelve-month period in respect of any Unconsolidated Entity shall be included, without duplication, only to the extent of 50% of the amount of such distributions made in such twelve-month period, and (ii) shall be increased by the amounts excluded pursuant to clauses (iv), (v) and (vi) of the definition of the term "Total Adjusted EBITDA".

Solely for the purposes of this Section 8.1:  direct or indirect reference to EBITDA, NOI, Indebtedness and debt service (and items thereof, when applicable) with respect to the Entities, when included, shall be included only to the extent of the Ownership Percentage therein, except as otherwise specifically provided.

Notwithstanding the foregoing, if the financial covenants made by Kimco under the Existing Revolving Credit Agreement are amended at a time when JPMCB is serving as the administrative agent thereunder, then the financial covenants set forth in this Section 8.1 shall automatically and without the consent of any Lender party hereto be amended to make corresponding changes to the changes effected by such amendment to the financial covenants set forth in the Existing Revolving Credit Agreement.

ARTICLE IX
NEGATIVE COVENANTS OF BORROWER

So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, it is hereby agreed that:

SECTION 9.1

Limitation on Transactions with Affiliates.

Neither Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service but excluding the Transactions and the Permitted Third Party Purchase and the transactions relating thereto, with any Affiliate unless (a) no Default or Event of Default would occur as a result thereof and (b) such transaction is (i) in the ordinary course of the business of Borrower or the Subsidiary that is a party thereto and (ii) upon fair and reasonable terms no less favorable to Borrower or the Subsidiary that is a party thereto or is affected thereby than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

SECTION 9.2

Limitation on Changes in Fiscal Year.

Borrower shall not cause or permit its fiscal year to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation, or unless the fiscal year of a Permitted Third Party Purchaser ends on a day other than December 31, in which case the Borrower’s fiscal year may end on such day.

SECTION 9.3

Limitation on Lines of Business; Issuance of Commercial Paper; Creation of Subsidiaries; Negative Pledges; Swap Agreements.

Neither Borrower nor any of its Subsidiaries shall, directly or indirectly:

(a)

Engage in activities other than real estate business and real estate related business activities, including activities which relate to an extended stay facility and (prior to the consummation of a Permitted Third Party Purchase) activities permitted under the Code for real estate investment trusts or one of its taxable real estate investment trust Subsidiaries;

(b)

Issue any commercial paper; or

(c)

Enter into any Swap Agreement, except Swap Agreements entered into in the ordinary course of business (not for purposes of speculation) to hedge or mitigate risks, including those related to interest rates or currency exchange rates, to which Borrower or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

Nothing contained in this paragraph shall be construed to permit any transaction that is prohibited under Section 9.4 or Section 9.5.

SECTION 9.4

Limitation on Indebtedness.

Neither Borrower, nor any entity through which Borrower holds (directly or indirectly) any interest in any Property, shall have any Indebtedness for borrowed money other than (a) obligations under the Loan Documents, (b) Indebtedness in existence on the Effective Date, as set forth in Schedule 9.4, (c) Indebtedness incurred after the Effective Date that refinances, refunds or replaces Indebtedness described in the preceding clauses (a) or (b) (including Indebtedness for any related premiums, fees or other expenses incurred in connection with such refinancing, refunding or replacement Indebtedness), provided that all prepayments required under Section 2.2 in connection therewith shall have been made, (d) Indebtedness under commercial mortgage backed securities programs, (e) Indebtedness under mezzanine secured mortgage debt programs or mezzanine Indebtedness secured by a pledge of equity interests held directly or indirectly by the Borrower which equity interests represents a direct or indirect ownership interest in any Property (collectively, "Permitted Mezzanine Indebtedness"), (f) up to $75,000,000 in aggregate principal amount of additional financing in the form of a revolving line of credit, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, to be used primarily for temporary acquisition financing, provided that if such financing is secured, the Liens granted in respect thereof shall comply with Section 9.5 hereof, (g) loans or advances made by (i) any of Kimco, the Borrower, any of its Subsidiaries or any entity through which the Borrower holds (directly or indirectly) any interest in any Property to (ii) the Borrower or any such entity, and (h) Indebtedness incurred in connection with a Permitted Third Party Purchase, whether incurred prior to, at the time of, or after consummation of such Permitted Third Party Purchase, including Indebtedness assumed in connection with a Permitted Third Party Purchase (and Indebtedness that refinances, refunds or replaces Indebtedness described in this clause (h), including Indebtedness for any related premiums, fees or other expenses incurred in connection with such refinancing, refunding or replacement Indebtedness).

SECTION 9.5

Limitation on Liens.

(a)

Equity Interests. Borrower shall not grant or create (or permit any Subsidiary of Borrower to grant or create), or suffer the existence of any Liens on any equity interest held directly or indirectly by Borrower which equity interest represents a direct or indirect ownership interest in any Property, except (a) in connection with Permitted Mezzanine Indebtedness so long as all prepayments required under Section 2.2 in connection with any issuance or refinancing of Permitted Mezzanine Indebtedness shall have been made, or (b) in connection with a Permitted Third Party Purchase.

(b)

Property.  Borrower shall not grant or create (or permit any Subsidiary of Borrower to grant or create), or suffer the existence of, any Liens on any Property, except for Permitted Liens and mortgage Liens securing Indebtedness permitted under Section 9.4; provided that all prepayments required under Section 2.2 in connection with any transaction referred to in this clause (b) shall have been made.

SECTION 9.6

Plans.

Borrower shall not maintain or contribute to any Plan at any time.

SECTION 9.7

Margin Stock, Use of Facility.

The Borrower will not, directly or indirectly, use the proceeds of any Loan in a manner that will violate or be inconsistent with Regulation T, U, or X of the Board.

SECTION 9.8

Ownership of Property.

Other than in respect of or in connection with a Permitted Third Party Purchase, Borrower shall not permit at any time the facts as represented in Section 3.3(a) to change in any material respect without the consent of the Administrative Agent, which shall not be unreasonably withheld, delayed or conditioned in the event of any proposed change which does not adversely affect the interests of the Lenders (it being understood and agreed that this Section 9.8 shall not prohibit the Borrower or its Subsidiaries from selling or otherwise disposing of any Property so long as all prepayments required under Section 2.2 in connection therewith shall have been made).

SECTION 9.9

Limitation on Certain Fundamental Changes.

Other than in respect of or in connection with a Permitted Third Party Purchase, neither Borrower nor any of its Subsidiaries shall, directly or indirectly: enter into any merger, consolidation or amalgamation unless such transaction does not involve all or a substantial portion of the property, business or assets owned or leased by Borrower and its Subsidiaries determined on a consolidated basis with respect to Borrower and its Subsidiaries taken as a whole.

SECTION 9.10

Limitation on Restricted Payments.

If there has occurred and is continuing or if there would thereby occur any Default or Event of Default, neither Borrower nor any of its Subsidiaries shall, directly or indirectly, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Borrower or such Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, or enter into any transaction that has a substantially similar effect to any of the foregoing, either directly or indirectly, whether in cash or property or in obligations of Borrower or any such Subsidiary; provided that at no time may there be any dividend or distribution by Borrower of any asset constituting non-cash proceeds of a Scheduled Property Prepayment Event.

ARTICLE X

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)

The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b)

Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c)

There shall be any default in the observance or performance of any agreement contained in Section 7.6(a), Section 8.1 or Article IX; or

(d)

Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

(e)

Any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding (x) any obligations of Borrower hereunder (which shall be governed by clause (a) above) and (y) any Non-Recourse Indebtedness) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000 (calculated, in the case of Indebtedness of an Unconsolidated Entity, by multiplying the amount of such Indebtedness by the percentage of Kimco’s direct or indirect equity interest in such Unconsolidated Entity); or

(f)

(i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)

One or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000,000 or more (excluding Non-Recourse Indebtedness), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(h)

Kimco shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code unless (i) the Board of Directors of Kimco shall have determined in good faith that it is in the best interests of Kimco to no longer maintain such status and (ii) Kimco's no longer maintaining such status does not materially adversely affect the interests of the Lenders; or

(i)

At any time any Loan Party shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which are recourse to such Loan Party and, in the judgment of the Required Lenders, could reasonably be expected to exceed $50,000,000 over the amount of available insurance; provided that any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (i) if (i) such remediation or compliance is being contested by Borrower or the applicable Subsidiary in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which Borrower or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period, in the judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect); or

(j)

Kimco shall default in making any payment under the Kimco Guarantee, or shall repudiate or disaffirm the Kimco Guarantee, or the Kimco Guarantee shall for any reason not be in full force and effect; or

(k)

[reserved];

(l)

[reserved];

(m)

Kimco shall provide written notice to the Administrative Agent that both (i) an Additional Assignee Default shall have occurred and be continuing and (ii) such Additional Assignee Default was not cured or waived within any applicable cure period relating thereto; or

(n)

Other than as a result of or in connection with a Permitted Third Party Purchase, (i) Kimco shall fail to legally or beneficially own, directly or indirectly, 15.0% or more of the Capital Stock of Borrower having the right to vote for the election of members of the board of directors of Borrower, or (ii) the vote, consent or approval of Kimco or one of Kimco's Subsidiaries shall no longer be required for the making, consent or approval of any "Major Decision" (as such term is defined in the Amended and Restated Limited Partnership Agreement of InTown Hospitality Investors LP) or any term having a similar meaning;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to Kimco and the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to Kimco and the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement  and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE XI

THE AGENT

SECTION 11.1

The Agent.

For purposes of this Section 11.1 and Section 12.6, the term "Related Parties" shall mean, with respect to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person, and (ii) the respective directors, officers, employees, agents and advisors of such specified Person and of any other Person referred to in the preceding clause (i).

(a)

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b)

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and each Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such bank (an "Administrative Agent Affiliate") may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

(c)

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Kimco or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Administrative Agent Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default other than nonpayment of principal or interest unless and until written notice thereof is given to the Administrative Agent by Kimco or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f)

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and Kimco.  If a Bankruptcy Event shall occur with respect to the Administrative Agent, then effective on the date that is thirty (30) Business Days after the date of such Bankruptcy Event, the Administrative Agent automatically and without any further action by any Person, shall be removed as Administrative Agent, and at the end of such thirty (30) Business Day period the Administrative Agent shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Document.  By the Required Lenders' giving at least thirty (30) Business Days prior written notice to the Administrative Agent and Kimco, the Administrative Agent may be removed, by action of the Required Lenders (excluding the bank serving as Administrative Agent (the "Agent Bank")), (i) at any time for gross negligence or willful misconduct, as determined by the Required Lenders (excluding for such determination the Agent Bank), or (ii) in the event that the Agent Bank, in its capacity as a Lender, shall have assigned all of its outstanding Commitments or Loans to another bank, financial institution or other entity pursuant to Section 12.6, and at the end of such thirty (30) Business Day period the Agent Bank shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Documents (but shall be entitled to any accrued fees due and owing to Agent Bank, in its capacity as Administrative Agent, under the Loan Documents).  In addition, at any time following the exercise by Kimco of the Loan Purchase Option and the payment by Kimco of the full purchase price to the Administrative Agent (for the ratable benefit of the Lenders) in respect of the Purchased Interests in accordance with Section 2.16, Kimco shall have the right to remove the Administrative Agent immediately upon written notice to the Administrative Agent (whereupon the Administrative Agent shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Document).  Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with Kimco, to appoint a successor.  In the case of resignation by the Administrative Agent, if no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor to a retired Administrative Agent, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent's resignation or removal hereunder, the provisions of this Article, including Section 11.2, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(g)

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material non-public information within the meaning of the United States securities laws concerning Kimco and its Affiliates)  as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

SECTION 11.2

Indemnification.

The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting any obligation of the Borrower to do so in accordance with the Loan Documents), ratably according to their respective Applicable Percentages of the outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Commitments) on the date on which indemnification is sought under this Section 11.2, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans and regardless of whether pre-judgment or post-judgment) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct.  The agreements in this Section 11.2 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1

Amendments and Waivers.

Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 12.1.  The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or (other than as provided in Section 2.14) extend the scheduled date of maturity of any Loan or Note, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase or reduce (except for reductions in accordance with Section 2.1(f)) the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 12.1 or change Section 2.7(a) in a manner that would alter the pro rata sharing of payments required thereby, reduce the percentage specified in the definitions of Required Lenders or Majority Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, amend the proviso to the definition of the term "Unencumbered Properties", release the Kimco Guarantee, amend, modify or waive the Kimco Guarantee in any material respect, or amend, modify, or waive any provision of any Loan Document which, by its terms, requires the consent, approval or satisfaction of all Lenders, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 2.17, Article X or otherwise affect the rights or duties of the Administrative Agent without the written consent of the then Administrative Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the Borrower, the other Loan Parties, the Lenders, and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing to the extent therein specified; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, following the occurrence of a Permitted Third Party Purchase, (a) the written consent of Kimco shall be required with respect to any amendment, consent or (except as described in clause (b) below) waiver (i) as to the amount of debt outstanding hereunder, the amount of interest, fees or other amounts payable hereunder or the scheduled date of any payment hereunder, (ii) relating to the amendment provisions of this Agreement or the assignment by the Borrower of its rights or obligations under this Agreement, (iii) that releases any guarantees or any collateral in respect of any obligations of any Loan Party under this Agreement, (iv) relating to the order of application of payments set forth in this Agreement, (v) relating to any provision of this Agreement that affects the ranking of the Loans hereunder, the clause (n) of Article X or any related terms, any provisions relating to mandatory or optional prepayments, any negative covenants of the Borrower or any Events of Default, or any matters addressed thereby, or any other material provision of this Agreement if the result of such amendment would adversely affect the interests of Kimco or (vi) relating to the Kimco Guarantee), and (b) no waiver of any then-existing Default or Event of Default shall be effective unless either (i) Kimco shall have consented in writing to such waiver or (ii) the requisite Lenders shall have approved such waiver in writing, the Administrative Agent shall have provided written notice to Kimco of such waiver and approval, and 15 days shall have elapsed from the date of delivery of such notice to Kimco without Kimco exercising its Loan Purchase Option and paying the full purchase price to the Administrative Agent (for the ratable benefit of the Lenders) in respect of the Purchased Interests in accordance with Section 2.16; provided, further, that, notwithstanding the foregoing provisions of this paragraph, the consent of Kimco shall not be required, nor shall the Administrative Agent be required to give any notice to Kimco, with respect to any amendment, consent or waiver to the extent pertaining to any liabilities, obligations or performances of duties of or owing by (x) the Administrative Agent to one or more of the Lenders, (y) one or more Lenders to the Administrative Agent and one or more other Lenders or (z) one or more of the Lenders to one or more other Lenders, or any claims in respect of any such liabilities, obligations or performances of duties. For the avoidance of doubt, the Additional Assignee Defaults shall be permitted to be amended or waived solely with the consent of Kimco and the Permitted Third Party Purchaser; provided that Kimco shall provide written notice of any such amendment or waiver to the Lenders promptly (and in no event later than five (5) Business Days) after the effective date thereof.

Solely for purposes of the first two paragraphs of this Section 12.1, the term "Loan Documents" shall not include the Fee Letter.

SECTION 12.2

Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Loan Parties and the Administrative Agent, and as notified to the Administrative Agent pursuant to an Administrative Questionnaire in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

Kimco:	Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, New York 11042 Attention: Glenn G. Cohen Telecopy: (516) 869-2572

Borrower:	InTown Hospitality Corp. 5847 San Felipe, Suite 4850 Houston, Texas 77057 Attention: David Weinstein Telecopy: (713) 782-9600

The Administrative Agent:	JPMorgan Chase Bank, N.A. Loan and Agency Services Group 10 South Dearborn, 7th Floor, IL1-1650 Chicago, Illinois 60603 Attention: Mary Hackett Telecopy: (312) 385-7101

with a copy (except for borrowing requests and interest elections) to:	JPMorgan Chase Bank, N.A. 270 Park Avenue, 45th Floor, NY1-K836 New York, New York 10017 Attention: Rita Lai Telecopy: (646) 534-6301

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.1, 2.2, or 2.3 shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

SECTION 12.3

No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 12.4

Survival of Representations and Warranties.

All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder, except as may be expressly stated therein.

SECTION 12.5

Payment of Expenses and Taxes.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent; (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses (including post-judgment costs and expenses) incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, and any such other documents, including the reasonable fees and disbursements of counsel to the Administrative Agent, and the several Lenders; (c) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, and any such other documents; and (d) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (and regardless of whether pre-judgment or post-judgment) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that (x) such Loan Party shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnitee or its Affiliates to the extent determined in a non-appealable judgment by a court of competent jurisdiction, and (y) this clause (d) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.  The agreements in this Section 12.5 shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder.

SECTION 12.6

Successors and Assigns.

For purposes of this Section 12.6, the term "Related Parties" shall have the meaning given thereto in Section 11.1 hereof.

(a)

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)

(1)

Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement and under the other Loan Documents (including all or a portion of its Commitment or the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)

the Borrower and, following a Permitted Third Party Purchase, Kimco, provided that (I) no consent of the Borrower or Kimco, as applicable, shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default has occurred and is continuing, any other assignee and (II) the Borrower or Kimco, as applicable, shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)

the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or Loan to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.

(ii)

Assignments shall be subject to the following additional conditions:

(A)

except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption (as defined below) with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents;

(C)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption substantially in the form of Exhibit A or in any other form approved by the Administrative Agent (an "Assignment and Assumption"), together with a processing and recordation fee of $4,000 (which, except as provided in Section 2.13, shall not be payable by the Borrower);

(D)

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in the form approved by the Administrative Agent (an "Administrative Questionnaire"); and

(E)

assignments shall not be permitted to any Defaulting Lender or any Ineligible Assignee.

For the purposes of this Section 12.6, the terms "Approved Fund" and "Ineligible Assignee" have the following meanings:

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Ineligible Assignee" means a (a) natural person or (b) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that such holding company, investment vehicle or trust shall not constitute an Ineligible Assignee if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii)

Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.9, 2.10, 2.11 and 12.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)

The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, or the principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.7(b), 3.4, 3.5 or 11.2, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than any Defaulting Lender or any Ineligible Assignee) (a "Participant") in all or a portion of such Lender's rights and obligations in respect of its Commitment or Loans, under this Agreement and under the other Loan Documents (including all or a portion of its Commitment or the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the other Loan Parties, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.1 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10 (subject to the requirements and limitations therein, including the requirements under Section 2.10(d) (it being understood that the documentation required under Section 2.10(d) shall be delivered to the participating Lender)) and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.7 and 2.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 2.9 or 2.10 with respect to any participation than its participating Lender would have been entitled to receive.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.12(b) as though it were a Lender, provided such Participant agrees to be subject to Section 12.12(a) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)

Any Lender may at any time pledge or assign a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 12.7

Disclosure.

Subject to Section 12.20, the Borrower authorizes each Lender to disclose to any Participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

SECTION 12.8

[Reserved].

SECTION 12.9

[Reserved].

SECTION 12.10

Kimco Guarantee.

(a)

Guarantee by Kimco.  In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, Kimco hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lender Parties, the prompt and complete payment by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and Kimco further agrees to pay any and all reasonable expenses (including all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing any of their rights under the guarantee contained in this Section 12.10.  The guarantee contained in this Section 12.10, subject to Section 12.10(d), shall remain in full force and effect until the Obligations are paid in full in cash and the Commitments are terminated.  Kimco agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 12.10, it will notify the Administrative Agent or such Lender in writing that such payment is made under the guarantee contained in this Section 12.10 for such purpose.  No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Kimco under this Section 12.10, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 12.10(d), the Obligations are paid in full in cash and the Commitments are terminated.

(b)

Amendments, etc. With Respect to the Applicable Obligations.  Kimco shall remain obligated under this Section 12.10 notwithstanding that (i) without any reservation of rights against Kimco, and (ii) without notice to or further assent by Kimco, (x) any demand for payment of any of the Obligations may be made by the Administrative Agent or any Lender, (y) any of the Obligations may be continued, increased in amount, or otherwise modified, and the applicable Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and (z) this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Majority Lenders or Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the applicable Obligations may be sold, exchanged, waived, surrendered or released.  None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 12.10 or any property subject thereto.

(c)

Guarantee Absolute and Unconditional.  Kimco waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 12.10 or acceptance of the guarantee contained in this Section 12.10; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 12.10, and all dealings between Kimco, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 12.10.  The Administrative Agent and any Lender will, to the extent permitted by applicable law, request payment of any applicable Obligation from the Borrower before making any claim against Kimco under this Section 12.10, but will have no further obligation to proceed against the Borrower or to defer for any period a claim against Kimco hereunder.  Except as expressly provided in the preceding sentence, Kimco waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Kimco or the Borrower with respect to the Obligations.  The guarantee contained in this Section 12.10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable laws of repayment by the Borrower of any Obligations or the adoption of any applicable laws purporting to render any Obligations null and void, (c) any change in the structure or tax characterization of the Borrower, or any transaction (including any merger or consolidation) to which it may be a party (in each case whether or not permitted under the Loan Documents), (d) any defense, setoff or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by Kimco or the Borrower against the Administrative Agent or any Lender, or (e) any other circumstance whatsoever (with or without notice to or knowledge of Kimco or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any Obligations, or of Kimco under the guarantee contained in this Section 12.10, in bankruptcy or in any other instance.  When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 12.10 against Kimco, the Administrative Agent or such Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Kimco of any liability under this Section 12.10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Kimco.

(d)

Reinstatement.  The guarantee contained in this Section 12.10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, all as though such payments had not been made.

(e)

Payments.  Kimco hereby agrees that any payments in respect of the Obligations pursuant to this Section 12.10 will be paid without setoff or counterclaim, in Dollars at the office of the Administrative Agent specified for payment under this Agreement.

(f)

Independent Obligations.  The obligations of Kimco under the guarantee contained in this Section 12.10 are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against Kimco whether or not the Borrower is joined in any such action or actions.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Kimco.

(g)

Defenses of Kimco.  To the fullest extent permitted by applicable law, Kimco waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Obligations.  To the fullest extent permitted by law, the Administrative Agent  and the other Lender Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise, extend or otherwise adjust any part of the Obligations, make any other accommodation with any Loan Party or any other guarantor or exercise any other right or remedy available to them against any Loan Party or any other guarantor, without affecting or impairing in any way the liability of Kimco hereunder except to the extent the Obligations have been fully paid in cash.  Pursuant to applicable law, Kimco waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Kimco against any Loan Party or any other guarantor, as the case may be, or any security, or would otherwise exonerate Kimco.

(h)

Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Lender Party has at law or in equity against Kimco by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Kimco hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Lender Party as designated thereby in cash the amount of such unpaid Obligations.  Upon payment by Kimco of any sums to the Administrative Agent or any Lender Party as provided above, all rights of Kimco against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations.  If any amount shall erroneously be paid to Kimco on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(i)

Additional Assignee Defaults.  Any right or remedy that Kimco may have with respect to the Permitted Third Party Purchaser or its assets upon the occurrence of one or more Additional Assignee Defaults shall not exonerate Kimco from its obligations under the Guarantee contained in this Section 12.10 or otherwise affect in any manner the Guarantee contained in this Section 12.10 which shall continue to remain in full force and effect in respect of the obligations guaranteed hereunder.

SECTION 12.11

Reserved.

SECTION 12.12

Adjustments; Set-off.

(a)

If any Lender (a "benefited" Lender) shall at any time receive any payment of all or part of its Exposure or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Article X(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Exposure  or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Exposure, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

(b)

In addition to any rights and remedies of the Lenders provided by law, each Lender and each of its Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, obligations, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any of its Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.13

Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with Kimco and the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12.14

Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.15

Integration.

This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Guarantors, the Administrative Agent, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 12.16

GOVERNING LAW.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.17

Submission to Jurisdiction; Waivers.

Each Loan Party hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address set forth in Section 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding in connection with this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

SECTION 12.18

Acknowledgments.

Each Loan Party hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)

neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on the one hand, and such Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and the Administrative Agent or among the Loan Parties, the Administrative Agent, and the Lenders.

SECTION 12.19

WAIVERS OF JURY TRIAL.

EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.20

Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or to which the Administrative Agent or any Lender is a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, a copy of which shall have been provided to Kimco, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Loan Parties.  For the purposes of this Section, "Information" means all information received from the Loan Parties relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis; provided that in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding anything herein to the contrary, "Information" shall not include, and each party hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

SECTION 12.21

USA Patriot Act.

Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Patriot Act.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTOWN HOSPITALITY CORP., as the Borrower

By:	/s/ Mohamed Thowfeek
Name: Mohamed Thowfeek
Title:

KIMCO REALTY CORPORATION, as the Guarantor

By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen
Title:

EXECUTION PAGE TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Rita Lai
Name: Rita Lai
Title: Senior Credit Banker

EXECUTION PAGE TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael W. Edwards
Name: Michael W. Edwards
Title: Senior Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Chad Hale
Name: Chad Hale
Title: Director & Execution Head, REGAL

EXECUTION PAGE TO CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ William G. Karl
Name: William G. Karl
Title: General Manager

EXECUTION PAGE TO CREDIT AGREEMENT

EXHIBIT A

TO CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which (and any other Loan Documents requested by Assignee) is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including guarantees) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender][1]

3.	Borrower(s):	InTown Hospitality Corp.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The $147,500,000 Credit Agreement dated as of June 28, 2012 among InTown Hospitality Corp., Kimco Realty Corporation, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, supplemented or otherwise modified from time to time

6.

 Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

1   Select as applicable.

2   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee (in the case of an Assignee that is not a Lender) agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][3] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

[Consented to:][4]

INTOWN HOSPITALITY CORP.

By:
Title:

[Consented to:][5]

By:
Title:

KIMCO REALTY CORPORATION

By:
Title:

3   To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4   To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

5   To be added only if the consent of Kimco is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, Kimco or any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, Kimco or any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date specified in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements [referred to in Section 4.1 thereof] [delivered pursuant to Sections 6.1 and 6.2 thereof, as applicable,]6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including, without limitation, pursuant to Section 2.10(d) thereof), duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the aforesaid Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding such Effective Date and to the Assignee for amounts which have accrued from and after such Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

1   Select as applicable.

EXHIBIT B

TO CREDIT AGREEMENT

[FORM OF]

NOTE

$[ ]	New York, New York
__________ ___, 20__

FOR VALUE RECEIVED, the undersigned, [INTOWN HOSPITALITY CORP., a Maryland corporation] [NAME OF THIRD PARTY PURCHASER], a [     ] (the “Borrower”), hereby unconditionally promises to pay to the order of _______________________________ (the “Lender”) at the office of JPMorgan Chase Bank, N.A., located at 10 South Dearborn, 7th Floor, IL1-1650, Chicago, Illinois 60603 (or at such other address as the Administrative Agent may hereafter specify by notice to the Borrower), in immediately available funds, on the date or dates specified in the Credit Agreement referred to below, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement.  All payments due to the Lender hereunder shall be made to the Lender at the place, in the currency and in the manner specified in such Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.4 of such Credit Agreement.

The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, currency and amount of each Loan made pursuant to the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto.  Each such recordation shall constitute prima facie evidence of the accuracy of the information endorsed; provided that the failure of the holder of this Note to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

This Note (a) is one of the Notes referred to in the Credit Agreement dated as of June 28, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among InTown Hospitality Corp., Kimco Realty Corporation, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.  This Note is guaranteed as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

[Remainder of page intentionally left blank]

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[INTOWN HOSPITALITY CORP.] [NAME OF THIRD PARTY PURCHASER]

By:
Name:
Title:

Note

Schedule A

To Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS (ALL IN DOLLARS)

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B

To Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Currency and Amount of Eurocurrency Loans	Amount Converted to or Continued as Eurocurrency Loans	Interest Period and Eurocurrency Rate with Respect Thereto	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Notation Made By

EXHIBIT C-1

TO CREDIT AGREEMENT

[FORM OF]

U.S. TAX CERTIFICATE

(For Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 28, 2012 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among InTown Hospitality Corp., Kimco Realty Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Credit Agreement, the undersigned  hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                   , 20[ ]

EXHIBIT C-2
TO THE CREDIT AGREEMENT

[FORM OF]

U.S. TAX CERTIFICATE

(For Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 28, 2012 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among InTown Hospitality Corp., Kimco Realty Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                   , 20[ ]

EXHIBIT C-3
TO THE CREDIT AGREEMENT

[FORM OF]

U.S. TAX CERTIFICATE

(For Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 28, 2012 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among InTown Hospitality Corp., Kimco Realty Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                   , 20[ ]

EXHIBIT C-4
TO THE CREDIT AGREEMENT

 [FORM OF]

U.S. TAX CERTIFICATE

(For Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 28, 2012 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among InTown Hospitality Corp., Kimco Realty Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                   , 20[ ]

EXHIBIT D
FORM OF
COMPLIANCE CERTIFICATE

For the Fiscal Quarter ended
For the Fiscal Year ended

This Compliance Certificate is furnished pursuant to Section 6.2(b) of the $147,500,000 Credit Agreement dated as of June ___, 2012 (the "Credit Agreement"), among INTOWN HOSPITALITY CORP., KIMCO REALTY CORPORATION ("Kimco"), the Lenders from Time to Time Party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned Responsible Officer of Kimco hereby certifies as follows:

(1)

The financial statements referred to in Section 6.1(a) or 6.1(b), as the case may be, of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein.

(2) The covenants listed below are calculated with respect to the period of two consecutive fiscal quarters of Kimco ended on the date set forth above.

(Amounts presented in 000's except ratios)

1	Total Indebtedness Ratio (Section 8.1(a))

(a) Total Indebtedness

(i) Principal amount of all Indebtedness of Kimco, its Wholly Owned Subsidiaries, and any other Consolidated Entity

Exclusion

(ii) Amount of (i) that matures within 24 months

(iii) Unrestricted cash held by Kimco and Consolidated entities

(iv) Amount by which (iii) exceeds $35,000,000

(v) Exclusion = lesser of (ii) and (iv)

(vi) Total Indebtedness (for purposes of ratio) = (i) minus (v)

(b) Gross Asset Value

Start by calculating Total EBITDA: 1 +/- 2 = 3

1. Consolidated Net Income

2. Adjustments to Consolidated Net Income

add back:

A. Depreciation and Amortization

B. Losses on extraordinary items

C. Losses on sales of operating real estate

D. Losses on early extinguishment of debt

E. Losses on impairments

F. Losses on investments in marketable securities

G. Provisions for income taxes

H. EBITDA adjustment of Unconsolidated Entities

I. Acquisition costs

J. Total interest expense

and subtract:

A. Gain on extraordinary items

B. Gain on sale of operating real estate

C. Gain on early extinguishment of debt

D. Gain on impairments

E. Gains on investments in marketable securities

F. Benefits for income taxes

Net Adjustments to Consolidated Net Income

(i) 3. Total EBITDA = Consolidated Net Income +/- Net Adjustments

(ii) Management fee income included in Total EBITDA

(iii) Other income included in Total EBITDA not attributable to Properties

(iv) Sum of (ii) and (iii)

(v) 15% of Total EBITDA above

(vi) Amount by which (iv) exceeds (v)

(vii) Replacement reserves of $.15 per year per square foot of gross leasable area (pro rated for the applicable period)

(viii) Straight lining adjustment

(ix) EBITDA of the Unconsolidated Entities

(x) Income from mezzanine and mortgage loan receivables

(xi) Dividend and interest income from marketable securities

(xii) EBITDA of Properties acquired within last 24 months

(xiii) Total Adjusted EBITDA = (i) minus (vi) minus (vii) minus (viii) minus (ix) minus (x) minus (xi) minus (xii)

(xiv) Annualized Total Adjusted EBITDA = 2 times Line (xiii)

(xv) Capitalized annualized Total Adjusted EBITDA = Line (xiv) divided by 0.0750

(xvi) Unrestricted Cash and Cash Equivalents

(xvii) Land and development projects of Kimco and Consolidated Entities, at lower of cost or book value

(xviii) Mezzanine and mortgage loan receivables of Kimco and Consolidated Entities, at lower of cost or market

(xix) (Reserved)

(xx) Marketable securities held by Kimco and Consolidated Entities, as valued on Kimco's consolidated financial statements

(xxi) Kimco's investment in and advances to Unconsolidated Entities

(xxii) 100% of the bona fide purchase price of Properties acquired within last 24 months

(xxiii) SUBTOTAL: Gross Asset Value = (xv) plus (xvi) plus (xvii) plus (xviii) plus (xix) plus (xx) plus (xxi) plus (xxii)

(subject to Adjustments, if any)

Adjustment to reduce Gross Asset Value by amount of Exclusion from Total Indebtedness

Adjustment to limit (xxi) to 30% of Gross Asset Value

Adjustment to limit sum of (xvii) plus (xviii) (other than mortgage loan receivables, at lower of cost or market) plus (xxi) to 40% of Gross Asset Value

Adjustment so no more than 30% of Gross Asset Value is attributable to assets located outside United States and Puerto Ricoor to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico

(xxiv) Gross Asset Value (after Adjustments)

TOTAL INDEBTEDNESS RATIO (a)/(b)

Must be less than or equal to: 0.60 (or 0.65 for a period not to exceed 270 consecutive days in the event that duringt he applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions)

2	Total Priority Indebtedness Ratio (Section 8.1(b))

(a) Total Priority Indebtedness

(i) Indebtedness of Kimco and Consolidated Entities, secured by their respective assets

(ii) Unsecured third party Indebtedness of the Consolidated Entities other than to Kimco or any Consolidated Entity (excluding any unsecured debt unconditionally guaranteed by Kimco)

(iii) Sum of (i) and (ii)

Exclusion

(iv) Amount of (i) and (ii) that matures within 24 months

(v) Unrestricted cash held by Kimco and Consolidated Entities

(vi) Amount by which (v) exceeds $35,000,000

(vii) Exclusion = lesser of (iv) and (vi)

(viii) Total Priority Indebtedness (for purposes of ratio) = (iii) minus (vii)

(b) Gross Asset Value

(i) SUBTOTAL: Gross Asset Value (Total Indebtedness ratio calculation) (subject to Adjustments, if any)

Adjustment to reduce Gross Asset Value by amount of Exclusion from Total Priority Indebtedness

Adjustment to limit (xxi) to 30% of Gross Asset Value

Adjustment to limit sum of (xvii) plus (xviii) (other than mortgage loan receivables, at lower of cost or market) plus (xxi) to 40% of Gross Asset Value

Adjustment so no more than 30% of Gross Asset Value is attributable to assets located outside United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico

(ii) Gross Asset Value (after Adjustments)

TOTAL PRIORITY INDEBTEDNESS RATIO (a)/(b):
Must be less than or equal to: 0.35

3	Minimum Unsecured Interest Coverage Ratio (Section 8.1(e))

(a) Property NOI of Unencumbered Properties

(v) Property Gross Revenues

(w) Property Operating Expenses

(x) management fee reserve of 3% of Property Gross Revenues

(y) replacement reserve @ $.15 per square foot, per annum of GLA

(z) Unencumbered Property NOI = (v) - (w) - (x) - (y)

(b) 75% of management fee revenues in respect of properties owned by Unconsolidated Entities

(c) Dividends and interest on marketable securities

(d) Income from mezzanine and mortgage loan receivables

(e) Unencumbered Assets NOI = (a) plus (b) plus (c) plus (d), subject to the following adjustment:

Adjustment so no more than 30% of Unencumbered Assets NOI is attributable to assets located outside United States and Puerto Rico, ort o Entities not organized in and not having principal offices in the United States, management fee revenues earned in respect of properties owned by any Unconsolidated Entity, and dividend and interest income from unencumbered mezzanine loan receivables

(f) Unencumbered Assets NOI

(g) Total Unsecured Interest Expense (excludes non-cash interest on convertible debt)

RATIO OF OF UNENCUMBERED ASSETS NOITO TOTAL UNSECURED INTEREST EXPENSE (f)/(g)

Must be greater than or equal to: 1.75:1.00

4	Fixed Charge Coverage Ratio (Section 8.1(f))

Total Adjusted EBITDA (as used in Fixed Charge Ratio calculation)

(a) Total Adjusted EBITDA (from prior page)

Add back:

(b) Income from mezzanine and mortgage loan receivables

(c) Dividend and interest income from marketable securities

(d) EBITDA of Properties acquired within last 24 months

Unconsolidated Entity Operating Cash Flow

(d) Cash flow distributions from Unconsolidated Entities over past 12 months

(e) 50% of (d)

(f) Cash flow distributions from Unconsolidated Entities over past 6 months

(g) Unconsolidated Entity Operating Cash Flow = Lesser of (e) and (f)

(h) Fixed Charge Total Adjusted EBITDA = (a) plus (b) plus (c) plus (d) plus (g)

Total Debt Service

(i) Total interest expense

(j) scheduled principal amortization for Kimco and Conslidated Entities (excluding optional prepayments, balloon payments due at maturity, and non-cash interest on convertible debt, and including, for Indebtedness that amortizes in annual installments, 50% of the annual installment payable during the applicable period and 50% of the amount payable in the next two fiscal quarters)

(k) Preferred stock dividends

(l) Total Debt Service = Total of (i), (j) and (k)

FIXED CHARGE COVERAGE RATIO: (h)/(l)

Must be greater than or equal to: 1.50:1.00

(3) To the best of such Responsible Officer's knowledge, [each of the Borrower and][BRACKETED LANGUAGE TO BE DELETED FOLLOWING A PERMITTED THIRD PARTY PURCHASE] Kimco has during the period referred to above, observed or performed all of its covenants and other agreements under the Loan Documents to which it is a party to be observed or performed by it, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows:

IN WITNESS WHEREOF, I have hereto set my name.

Name: Glenn G. Cohen
Title: Executive Vice President,
Chief Financial Officer and Treasurer

Schedule 1.1A

Lenders and Applicable Percentages Immediately After Giving Effect to Effective Date

Lender	Commitment	Percentage
JPMorgan Chase Bank, N.A.	$47,355,704.69	32.105562502%
Bank of America, N.A.	$34,647,651.01	23.489932888%
The Bank of Nova Scotia	$34,647,651.01	23.489932888%
Citibank, N.A.	$16,000,000.00	10.847457627%
Sumitomo Mitsui Banking Corporation	$14,848,993.29	10.067114095%

Totals:	$147,500,000	100.000000000%

Schedule 1.1B

Scheduled Properties

1. 1950 Willow Trail Parkway, Norcross, GA
2. 5035 North Arco Lane, North Charleston, SC
3. 330 Columbiana Drive, Columbia, SC
4. 637 West Market Circle, Lithia Springs, GA
5. 2103 Moody Road, Warner Robins, GA
6. 8981 Kingsbridge Drive, Dayton, OH
7. 9355 Forest Lane, Dallas, TX
8. 363 Forest Parkway, Forest Park, GA
9. 408 Mauldin, Greenville, SC
10. 1175 Hembree Road, Roswell, GA
11. 2150 Old Greenbrier Road, Chesapeake, VA
12. 2504 Wade Hampton, Greenville, SC
13. 4142 Stone Mountain, Lilburn, GA
14. 7121 Preston Highway, Louisville, KY
15. 1100 Rocky River Road W, Charlotte, NC
16. 4790 Hilton Corp Road, Columbus, OH
17. 5820 Plaza Parkway, Douglasville, GA
18. 1990 Willow Trail, Norcross, GA
19. 5820 W 85th Street, Indianapolis, IN
20. 9211 East Independence, Matthews, NC
21. 7371 Mazyck Road, Charleston, SC
22. 2420 E. Dublin-Granville, Columbus, OH
23. 3750 Satellite Boulevard, Duluth, GA
24. 1375 Northside Drive, NW, Atlanta, GA
25. 90 Oxmoor Road, Birmingham, AL
26. 9067 Dunn Road, Hazelwood, MO
27. 2301 Post Drive, Indianapolis, IN
28. 5531 1-55 North, Jackson, MS
29. 12015 Jefferson Avenue, Newport News, VA
30. 1769 Fairlane Drive, St. Charles, MO
31. 9155 Highway 6 North, Houston, TX
32. 7135 Albemarle Road, Charlotte, NC
33. 4676 Commerce Dr. NE, Albuquerque, NM
34. 6016 South Cooper Street, Arlington, TX

35. 2601 South Cooper Street, Arlington, TX
36. 2221 South Havanna Street, Aurora, CO
37. 6625 Bandera Road, Leon Valley, TX
38. 11451 Beach Boulevard, Jacksonville, FL
39. 1621 Bell Road, Nashville, TN
40. 255 Old Hickory Boulevard, Bellevue, TN
41. 1100 Huffman Road, Birmingham, AL
42. 442 Banding Boulevard, Orange Park, FL
43. 8207 East Adamo Drive, Tampa, FL
44. 1633 Broad River Road, Columbia, SC
45. 8201 Brookriver Drive, Dallas, TX
46. 6067 Buford Highway, Norcross, GA
47. 2705 County Rd. 42 W, Burnsville, MN
48. 2661 Westgrove Drive, Carrolton, TX
49. 15424 South 50th Street, Phoenix, AZ
50. 7706 North Tryon Street, Charlotte, NC
51. 350 East Roosevelt Road, Villa Park, IL
52. 7451 Colerain Avenue, Cincinnati, OH
53. 8191 W. Commercial, Tamarac, FL
54. 1125 Northlake Drive, Conyers, GA
55. 420 Coon Rapids Boulevard, Coon Rapids, MN
56. 7490 Culebra Road, Austin, TX
57. 2540 Ogden Avenue, Downer's Grove, IL
58. 2797 Bethel Road, Columbus, OH
59. 2221 South Broadway W., Edmond, OK
60. 7984 Gateway Blvd. East, El Paso, TX
61. 6785 Fairfield Business Drive, Fairfield, OH
62. 2350 West Obispo Avenue, Gilbert, AZ
63. 887 East Main Street, Greenwood, IN
64. 1914 Gunbarrel Road, Chattanooga, TN
65. 2823 Murfreesboro, Antioch, TN
66. 3533 Hickory Hill Road, Memphis, TN
67. 101 Valley View Drive, Lewisville, TX
68. 2236 Savannah Highway, Charleston, SC
69. 13220 Nacogdoches Road, San Antonio, TX
70. 14041 Northwest Freeway, Houston, TX

71. 4604 Wattbourne Lane, Louisville, KY
72. 4314 West Ina Road, Pima County, AZ
73. 12895 E. Independence, Matthews, NC
74. 3650 West 86th Street, Indianapolis, IN
75. 6330 Fairmont Parkway, Pasadena, TX
76. 7021 Tara Boulevard, Jonesboro, GA
77. 5055 Highway 6 North, Houston, TX
78. 109 South Gallaher View, Knoxville, TN
79. 9909 North Lamar Boulevard, Austin, TX
80. 5730 Lee Highway, Chattanooga, TN
81. 6451 Bandera Road, San Antonio, TX
82. 6623 Preston Highway, Louisville, KY
83. 5615 Major Boulevard, Orlando, FL
84. 1530 North 50th Avenue, Phoenix, AZ
85. 3539 Ridgeway Road, Memphis, TN
86. 11551 Green Spring Road, Richmond, VA
87. 151 West 7200 South, Midvale, VT
88. 5801 N Military Trail, Riviera Beach, FL
89. 8735 FM 1960 West, Houston, TX
90. 5498 Inn Road, Mobile, AL
91. 1116 W I-65 Service Road, Mobile, AL
92. 1017 West Main Street, Hendersonville, TN
93. 11931 Jefferson Avenue, Newport, VA
94. 8082 Rivers Avenue, North Charleston, SC
95. 2211 North Collins Street, Arlington, TX
96. 19059 Preston Road, Dallas, TX
97. 1727 Oak Village Boulevard, Arlington, TX
98. 2411 Landmeier Road, Elk Grove Village, IL
99. 736 Lee Road, Orlando, FL
100. 1951 Central Florida Parkway, Orlando, FL
101. 2601 Perdue Springs Drive, Chester, VA
102. 9530 Perrin Beitel Road, San Antonio, TX
103. 4595 McKnight Road, Pittsburgh, PA
104. 540 Pressley Road, Charlotte, NC
105. US Highway 70 East, Garner, NC
106. 16909 Rolling Creek Drive, Houston, TX

107. 2833 Roosevelt Boulevard, Clearwater, FL
108. 6651 Eagle Crest, N. Richland Hills, TX
109. 48 West 3300 South, Salt Lake City, UT
110. 6923 San Pedro Avenue, San Antonio, TX
111. 355 Hammond Drive, Sandy Springs, GA
112. 2900 West Hampden Avenue, Sheridan, CO
113. 1840 Southpark Drive, Hoover, AL
114. 4210 F.M. 1960 West, Houston, TX
115. 1240 West Trinity Mills Road, Carrollton, TX
116. 8310 Two Notch Road, Columbia, SC
117. 416 S Independence Boulevard, Virginia Beach, VA
118. 480 West Bay Area Boulevard, Webster, TX
119. 3000 Highway 6 South, Houston, TX
120. 635 South 700 West, Woods Cross, UT
121. 470 Parkway 575, Woodstock, GA
122. 2570 North Cobb Parkway, Kennesaw, Georgia
123. 7100 S. Orange Blossom, Orlando, Florida
124. 1944 Piedmont Circle NE, Atlanta, Georgia
125. 4350 Highway 78, Lilburn, Georgia
126. 3670 Richard Road, Montgomery, Alabama
127. 2731 Dawson Road, Albany, Georgia
128. 2044 South Milledge Drive, Athens, Georgia
129. 210 St. Johns Bluff Road, Jacksonville, Florida
130. 2880 Ross Clark Circle, Dothan, Alabama
131. 1565 The Boardwalk, Huntsville, Alabama
132. 1459 Eisenhower Parkway, Macon, Georgia
133. 5450 Augusta Road, Savannah, Georgia
134. 3162 St. Johns Bluff Road, Jacksonville, Florida
135. 1558 Baytree Road, Valdosta, Georgia
136. 720 N. Sam Houston Parkway, E. Houston, Texas
137. 13125 FM 1960 Weswt, Houston, Texas
138. 11405 Westport Road, Louisville, Kentucky

***

Schedule 3.11

Condemnation and Eminent Domain Proceedings

None.

***

Schedule 4.1

Certain Financial Disclosure

1.

That certain Credit Agreement dated as of April 17, 2012, among Kimco Realty Corporation, the lenders parties thereto, PNC Bank, National Association, as administrative agent for the lenders thereunder and the other agents party thereto.

***

Schedule 9.4

Existing Indebtedness

1.

That certain Amended and Restated Loan Agreement by and among Intown Suites Hamilton Church, LLC, Intown Suites Gunbarrel Road, LLC, Intown Suites Charlotte North, LLC, Intown Suites Military Trail, LLC, Intown Suites Brandon, LLC, Intown Suites Broad River, LLC, Intown Suites Memphis Southeast, LLC, Intown Suites Mobile, LLC, Intown Suites Sandy Springs, LLC and Intown Suites Chicago West, LLC, each a Delaware limited liability company, collectively, as borrower, and LaSalle Bank National Association, as trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2005- TOP20, as lender, with a total amount of debt outstanding of $33,731,122.29.

2.

That certain Loan Agreement by and between Weekly Studios, LLC, as original borrower, and Barclays Capital Real Estate Inc., as original lender, as assumed by Lessor, as borrower, pursuant to a Loan Assumption and Substitution Agreement dated May 16, 2007, and as amended by a Reaffirmation and Consent to Transfer among Intown Suites Major Boulevard, LLC, a Delaware limited liability company, as borrower, Intown Suites Management Inc, as principal, Intown Holding Company, LLC as seller, Intown Hospitality Corp, as purchaser, and Wells Fargo Bank, N.A. as trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, with a total amount of debt outstanding of $5,278,751.71.

3.

That certain Loan Agreement by and among InTown Properties I, LLC, a Delaware limited liability company, InTown Properties II, LLC, a Delaware limited liability company, InTown Properties IV, LLC, a Delaware limited liability company, InTown Properties V, LLC, a Delaware limited liability company, InTown Properties VI, LLC, a Delaware limited liability company, InTown Suites, Pittsburgh, LLC, a Delaware limited liability company, BEC Charleston Central, LLC, a Delaware limited liability company, BEC Atlanta Gwinnett, LLC a Delaware limited liability company, InTown Suites Gilbert, LLC, a Delaware limited liability company, InTown Suites Raleigh, LLC, a Delaware limited liability company, InTown Suites Mobile West, LLC, a Delaware limited liability company, InTown Suites Woodstock, LLC, a Delaware limited liability company, BEC Columbia Northwest, LLC, BEC Lithia Springs, LLC, a Delaware limited liability company, BEC Warner Robins, LLC, a Delaware limited liability company, collectively as borrower, Greenwich Capital Financial Products, Inc., a Delaware corporation, as lender and, solely with respect to Section 3.1 of the Loan Agreement, IT Tenant RBS, LLC, a Delaware limited liability company, with a total amount of debt outstanding of $186,000,000.00.

4.

That certain Amended and Restated Loan Agreement by and among Intown Suites Buford Highway, LLC, Intown Suites Fairfield, LLC, Intown Suites Jonesboro, LLC, Intown Suites Pressley Road, LLC, Intown Suites Virginia Beach, LLC, each a Delaware limited liability company, collectively, as borrower, and LaSalle Bank National Association, as trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR12, as lender, with a total amount of debt outstanding of $20,494,923.06.

5.

That certain Amended and Restated Loan Agreement by and among Intown Suites Aurora, LLC, Intown Suites Blanding Boulevard, LLC, Intown Suites Burnsville, LLC, Intown Suites Colerain, LLC, Intown Suites Commercial Boulevard, LLC, Intown Suites Edmond, LLC, Intown Suites Greenwood, LLC, Intown Suites Independence Boulevard, LLC, Intown Suites Louisville South, LLC, Intown Suites McDowell Road, LLC, Intown Suites Downer's Grove, LLC, Intown Suites Midlothian, LLC, Intown Suites Lee Highway, LLC, Intown Suites Midvale, LLC, Intown Suites Conyers, LLC, Intown Suites Hickory Hill, LLC, Intown Suites Newport News, LLC, Intown Suites Southpark, LLC, Intown Suites Bellevue, LLC, Intown Suites North Charleston, LLC, Intown Suites Orlando South, LLC, each a Delaware limited liability company, Intown Suites Arlington South, L.P., Intown Suites Lamar Boulevard, L.P., Intown Suites Leon Valley, L.P., Intown Suites Mills Road, L.P., Intown Suites Rufe Snow, L.P., Intown Suites San Pedro, L.P., Intown Suites Stuebner, L.P., Intown Suites Trinity Mills, L.P., Intown Suites West Oaks, L.P., each a Delaware limited partnership, collectively, as borrower, and LaSalle Bank National Association, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP21, as lender, with a total amount of debt outstanding of $96,931,803.31.

6.

That certain Amended and Restated Loan Agreement by and among Intown Suites Beach Boulevard, LLC, Intown Suites Birmingham North, LLC, Intown Suites Chandler Boulevard, LLC, Intown Suites Coon Rapids, LLC, Intown Suites Hurstbourne Parkway, LLC, Intown Suites Ina Road, LLC, Intown Suites Indianapolis North, LLC, Intown Suites Knoxville, LLC, Intown Suites Nashville North, LLC, Intown Suites O'Hare, LLC, Intown Suites Orlando North, LLC, Intown Suites Perdue Springs, LLC, Intown Suites Roosevelt Boulevard, LLC, Intown Suites Salt Lake South, LLC, Intown Suites Sheridan, LLC, Intown Suites Two Notch, LLC, Intown Suites Woods Cross, LLC, Intown Suites Albemarle Road, LLC, Intown Suites Bell Road, LLC, Intown Suites Highway 17, LLC, Intown Suites Albequerque, LLC, Intown Suites Dublin, LLC, each a Delaware limited liability company, Intown Suites Bandera Road, L.P., Intown Suites Culebra Road, L.P., Intown Suites Highway 2252, L.P., Intown Suites Jana Lane, L.P., Intown Suites Kieth Harrow, L.P., Intown Suites Brook River, L.P., Intown Suites Carrolton, L.P., Intown Suites El Paso, L.P., Intown Suites Highway 290, L.P., Intown Suites North Collins, L.P., Intown Suites Oak Village, L.P., Intown Suites Perrin Beitel, L.P., Intown Suites Rolling Creek, L.P., Intown Suites Webster, L.P., Intown Suites Arlington, L.P., Intown Suites Highway 6, L.P., Intown Suites Highway 121, L.P., Intown Suites North Dallas, L.P., each a Delaware limited partnership, collectively, as borrower, and LaSalle Bank National Association, as Trustee and REMIC Administrator for Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6, as lender, with a total amount of debt outstanding of $122,170,421.35.

***